                                                             Registration No. 33

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           --------------------------


                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------


                            UIL HOLDINGS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         CONNECTICUT                       4911                    06-1541045
--------------------------------- ---------------------------  -----------------
(State or Other Jurisdiction      (Primary Standard Industrial (I.R.S. Employer
of Incorporation or Organization) Classification Code Number)   Identification
                                                                    Number)



                                157 Church Street
                          New Haven, Connecticut 06506
                                 (203-499-2000)
--------------------------------------------------------------------------------
     (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)


                          -----------------------------


                                                         COPIES TO:
                 KURT MOHLMAN                   WILLIAM C. BASKIN, JR., ESQ.
               157 Church Street                        Wiggin & Dana
         New Haven, Connecticut 06506                 One Century Tower
                (203-499-2000)                 New Haven, Connecticut 06508-1832
     (Name, Address, Including Zip Code,
  and Telephone Number, Including Area Code of Agent For Service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the merger of United Mergings, Inc. with and into The United

Illuminating Company and the related share exchange between the registrant and The United Illuminating Company, as described in the enclosed proxy statement-prospectus, have been satisfied.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         -------------------------------


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Title of                                        Proposed               Proposed
     Each Class of                                      Maximum                 Maximum
       Securities                Amount                 Offering               Aggregate              Amount Of
         To Be                    To Be                Price Per               Offering             Registration
       Registered              Registered                 Unit                   Price                   Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, without     15,001,292 shares              $43.80             $657,056,590.00          $182,662.00
par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

================================================================================

                         PROXY STATEMENT AND PROSPECTUS

                                       FOR

                     THE UNITED ILLUMINATING COMPANY ("UI")

                                   PROSPECTUS

                                       FOR

                      UIL HOLDINGS CORPORATION ("HOLDINGS")

                                  COMMON STOCK

         This Proxy Statement and Prospectus contains both a Proxy Statement for the Annual Meeting of the Shareowners of UI to be held on May 19, 1999 (the "Annual Meeting") and a Prospectus of Holdings relating to the issuance of up to 15,001,292 shares of common stock, no par value, of Holdings (the "Holdings Common Stock"), upon the consummation of, and subsequent to the formation of, a holding company structure as described herein.

         We propose to reorganize UI's current corporate structure by forming a holding company structure pursuant to an Agreement and Plan of Merger and Share Exchange (the "Plan of Exchange"), a copy of which is attached hereto as Exhibit
B. Our holding company restructuring, including the Plan of Exchange, also includes certain additional aspects that may be important to you. See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE."

              Under the Plan of Exchange, all of the outstanding shares of UI's common stock, no par value (the "UI Common Stock") will be exchanged on a share-for-share basis for Holdings Common Stock (the "Share Exchange"). After the Share Exchange, each person who owned UI Common Stock immediately prior to the Share Exchange will own a corresponding number of shares of the outstanding Holdings Common Stock.

         IF THE SHARE EXCHANGE IS IMPLEMENTED, YOU NEED NOT SURRENDER YOUR UI STOCK CERTIFICATES FOR STOCK CERTIFICATES OF HOLDINGS. SEE "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The principal executive offices of UI and Holdings are located at 157 Church Street, New Haven, Connecticut 06506; telephone number (203) 499-2000. This Proxy Statement and Prospectus and the accompanying Proxy solicited on behalf of the Board of Directors of UI will be first released to the owners of UI Common Stock on or about March 30, 1999.

The date of this Proxy Statement and Prospectus is March 30, 1999

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Available Information.....................................................................................   3
Forward-Looking Statements................................................................................   3
Incorporation of Certain Documents by Reference...........................................................   3
Plan of Exchange Questions and Answers....................................................................   4
Risk Factors..............................................................................................   7
Information About the Annual Meeting......................................................................   8
         Shareowners Entitled to Vote.....................................................................   8
         Principal Shareowners............................................................................   9
         Nominees for Election as Directors...............................................................   9
         Corporate Governance Standards...................................................................  12
         Stock Ownership of Directors and Officers........................................................  14
         Section 16(a) Beneficial Ownership Reporting Compliance..........................................  15
         Executive Compensation...........................................................................  15
         Option/SAR Grants in Last Fiscal Year............................................................  18
         Stock Option Exercises in 1998 and Year-End Option Values........................................  19
         Retirement Plans.................................................................................  19
         Board of Directors Compensation and Executive Development Committee Report on
            Executive Compensation........................................................................  20
         Chief Executive Officer Compensation for 1998....................................................  22
         Compensation Committee Interlocks and Insider Participation......................................  22
         Director Compensation ...........................................................................  23
         Shareowner Return Presentation...................................................................  24
         Employment of Independent Public Accountants.....................................................  24
         Proposal 1 -  Approval of 1999 Stock Option Plan ................................................  25
         Proposal 2 - Approval of Holding Company Structure...............................................  27
                   General................................................................................  27
                   Organization of Holdings and Mergings..................................................  28
                   Reasons for the Plan of Exchange.......................................................  31
                   Plan of Exchange.......................................................................  32
                   Required Shareowner Approval...........................................................  32
                   Dissenters' Rights.....................................................................  33
                   Required Regulatory Approvals..........................................................  35
                   Regulation of Holdings.................................................................  35
                   Business of Holdings...................................................................  36
                   Amendment or Termination...............................................................  36
                   Effective Date of the Share Exchange...................................................  36
                   Exchange of Stock Certificates Not Required............................................  37
                   Certain Federal Income Tax Consequences................................................  37
                   Description of Holdings Capital Stock..................................................  38
                   Directors and Management of Holdings...................................................  39
                   Officer Employment Contracts ..........................................................  40
                   Stock Option and Other Plans...........................................................  40
                   Transfer Agent and Registrar...........................................................  40
                   Financial Statements...................................................................  40
         Date for Submission of Proposals by Security Holders.............................................  41
Exhibit A - 1999 Stock Option Plan........................................................................  42
Exhibit B - Agreement and Plan of Merger and Share Exchange...............................................  47
Exhibit C - Copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act ...........  51
Exhibit D - Certificate of Incorporation of UIL Holdings Corporation......................................  56
Exhibit E - Bylaws of UIL Holdings Corporation............................................................  58


                              AVAILABLE INFORMATION

         UI is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Following completion of the Share Exchange, Holdings will file such reports and other information under the Exchange Act. You may read and copy any such reports, proxy statements and other information at the SEC's public reference facilities in Washington, D.C., Chicago, Illinois, and New York, New York. The SEC also maintains an Internet Website at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The UI Common Stock is listed on the New York Stock Exchange (the "NYSE"). You may read and copy any such reports, proxy statements and other information concerning UI at the office of the NYSE at 20 Broad Street, New York, New York 10005.

         Holdings has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") to register the Holdings Common Stock that will be issued pursuant to the Share Exchange, as well as Holdings Common Stock that may be issued in lieu of UI Common Stock under certain UI Common Stock plans. As permitted by the rules and regulations of the SEC, this Proxy Statement and Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement.

         Upon completion of the Share Exchange, the Holdings Common Stock will be listed on the NYSE. At the time of such listing, the UI Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.

                           FORWARD-LOOKING STATEMENTS

This Proxy Statement and Prospectus contains certain forward-looking statements. These statements are based upon management's current expectations and information currently available and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Whenever we use the words "anticipates," "believe," "estimate," "expect," "project," "objective," or similar expressions, they are intended to identify forward-looking statements. For example, such forward-looking statements may include, without limitation, statements concerning the future payment of dividends, statements or projections as to financial results or as to the pursuit of business in new markets, statements concerning the regulatory approval process or future regulation of Holdings and its subsidiaries, statements concerning the future businesses or management of Holdings and its subsidiaries, and statements concerning the effects or benefits of a holding company structure. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements included, among others, regulatory developments, the rapidly changing and increasingly competitive utility industry, energy and other markets, the ability to obtain adequate and timely rate relief, cost recovery (including the potential effect of stranded costs), legal or administrative proceedings, business conditions, technological developments, changes in the cost or availability of capital, labor developments, nuclear or environmental incidents, factors affecting the utility industry in general, such as deregulation and unbundling of energy services, weather conditions and changes in fuel supply or cost, and other considerations that may be disclosed from time to time in Holdings' or UI's publicly disseminated documents or filings. Neither Holdings nor UI undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this Proxy Statement and Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement and Prospectus, except for any information superseded by information in this Proxy Statement and Prospectus. This Proxy Statement and Prospectus incorporates by reference UI's Annual Report on Form 10-K for the year ended December 31, 1998 that was previously filed with the SEC. That document contains important information about UI, its subsidiaries and their operations and financial condition.

         We are also incorporating by reference additional documents that we may file with the SEC between the date of this Proxy Statement and Prospectus and the termination of the offering made by this Proxy Statement and Prospectus.

         UI WILL PROVIDE TO YOU WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED IN THIS PROXY STATEMENT AND PROSPECTUS BY REFERENCE. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO CHARLES J. PEPE, ASSISTANT TREASURER AND ASSISTANT SECRETARY, THE UNITED ILLUMINATING COMPANY, 157 CHURCH STREET, P.O. BOX 1564, NEW HAVEN, CONNECTICUT 06506-0901, TELEPHONE NUMBER (203) 499-2311, E-MAIL ADDRESS CHARLES.PEPE@UINET.COM. COPIES OF SUCH DOCUMENTS FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS TO THE DOCUMENTS. HOWEVER, WE WILL FURNISH A COPY OF ANY SUCH EXHIBIT UPON PAYMENT OF A FEE TO DEFRAY THE EXPENSE (10 CENTS PER PAGE, PLUS POSTAGE) OF FURNISHING IT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 3, 1999.

         WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF HOLDINGS COMMON STOCK BY ANY PERSON IN ANY JURISDICTION OR IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         Neither the delivery of this Proxy Statement and Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of UI since the date of this Proxy Statement and Prospectus.

                                PLAN OF EXCHANGE
                              QUESTIONS AND ANSWERS

         The following Questions and Answers highlight selected information regarding the proposed Plan of Exchange, and may not contain all of the information that is important to you. For a more complete discussion of our holding company restructuring, including the proposed Plan of Exchange, you should read carefully this entire document and the attached exhibits and the documents that are incorporated herein by reference. For example, Exhibit B, the Plan of Exchange, provides information regarding the Share Exchange; and Holdings, Certificate of Incorporation and Bylaws, each in the form to be in effect at the time of the Share Exchange, are attached as Exhibit D and E; and Exhibit C sets out, among other things, provisions governing certain rights of UI's shareowners.

1.       WHAT IS THE PROPOSED PLAN OF EXCHANGE?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - GENERAL; PLAN OF MERGER AND SHARE EXCHANGE")

         The Board of Directors of UI has unanimously approved restructuring pursuant to the Plan of Exchange whereby Holdings will serve as the parent company of UI. Although our organization structure will change, Holdings will continue to conduct UI's current businesses through UI and other subsidiaries of Holdings.

         All UI Common Stock will be exchanged for Holdings Common Stock on a share-for-share basis.

2.       WHY IS THE PLAN OF EXCHANGE BEING PROPOSED?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - REASONS FOR THE PLAN OF EXCHANGE")

         We believe that UI's corporate organization ought to be restructured in order to make a clear separation of its regulated utility franchise business from the unregulated businesses of its subsidiaries. We believe that this separation represents the best corporate structure for operating in the emerging, restructured energy marketplace, and that our proposal will result in greater financial, managerial and organizational flexibility. As a result, we will be in a better position to adapt to the changing industry and to meet and take advantage of future challenges and opportunities. Finally, it is important to know that our proposal is an integral part of UI's overall rate and restructuring plan, which will result from the proceedings of the Connecticut Department of Public Utility Control under the State's 1998 statute that is designed to restructure Connecticut's regulated electric utility industry.

3. WHAT WILL THE ORGANIZATIONAL STRUCTURE OF THE UI BUSINESSES BE AFTER THE RESTRUCTURING PROCESS IS COMPLETED?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - ORGANIZATION OF HOLDINGS AND MERGINGS - ORGANIZATIONAL CHARTS")

         The effect of the corporate restructuring will be to separate UI's unregulated subsidiaries from it and place them under the control of Holdings. UI will then be a corporation devoted exclusively to the operation of its regulated electric utility franchise business in the State of Connecticut.

4. WILL I HAVE TO EXCHANGE MY UI STOCK CERTIFICATES FOR NEW HOLDINGS STOCK CERTIFICATES?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED")

         No. It will not be necessary for you to turn in your UI stock certificates for Holdings stock certificates. Your certificates will automatically represent Holdings Common Stock.

5.       WILL MY DIVIDENDS BE AFFECTED?
         (See "RISK FACTORS; PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE
- DESCRIPTION OF HOLDINGS CAPITAL STOCK - DIVIDENDS")

         We expect that quarterly dividends on the Holdings Common Stock will be paid on the same dates currently followed by UI with respect to its Common Stock dividends. For a period of time following the Share Exchange, we expect that the funds required by Holdings to enable it to pay common stock dividends will be derived predominantly from the dividends paid by UI to Holdings. We anticipate that such cash dividends paid by UI to Holdings will be sufficient to enable Holdings to pay cash dividends on Holdings Common Stock and to meet operating and other expenses. Because there will be no short-term change in the nature or extent of the businesses currently being operated by UI and its unregulated subsidiaries, there is no present plan to alter the dividend. However, we cannot guarantee what the amount of the initial quarterly dividend on Holdings Common Stock may be or the payment of future dividends, since the declaration of such dividends will depend primarily on the ability of Holdings' subsidiaries (including UI) to pay dividends to Holdings, which, in turn, will depend upon the future earnings and financial condition of these subsidiaries.

6.       WHEN WILL THE SHARE EXCHANGE OCCUR?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - EFFECTIVE DATE OF THE SHARE EXCHANGE")

         If you and the other shareowners of UI that together constitute the owners of two-thirds of all of the shares entitled to vote for or against the Share Exchange approve the proposed Plan of Exchange, and certain other conditions are satisfied, the Share Exchange will become effective upon the filing of a Certificate of Merger and Exchange with the Secretary of the State of the State of Connecticut, or as otherwise specified in the Certificate of Merger and Exchange. We intend to implement the Share Exchange as soon as practicable after we receive your approval and all of the required regulatory approvals.

7.       WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES?

         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - CERTAIN FEDERAL INCOME TAX CONSEQUENCES")

         You will not recognize any gain or loss for federal income tax purposes if you exchange your UI Common Stock for Holdings Common Stock.

8.       WILL UI PREFERRED STOCK OR NOTES BE EXCHANGED?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - PLAN OF MERGER AND SHARE EXCHANGE")

         There will be no shares of UI's authorized Preferred Stock or its authorized Preference Stock outstanding when the Share Exchange occurs. Unissued shares of authorized Preferred Stock and Preference Stock, and UI's Notes and other indebtedness of UI that will be outstanding when the Share Exchange occurs, will remain securities and obligations of UI after the Share Exchange. We decided to leave the unissued UI Preferred Stock, Preference Stock and such indebtedness of UI as securities and obligations of UI because we did not want to alter, or potentially alter, the nature of the investment represented by such securities and obligations, namely a direct investment in a regulated utility.

9.       WHERE WILL MY HOLDINGS COMMON STOCK BE TRADED?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - DESCRIPTION OF HOLDINGS CAPITAL STOCK - LISTING OF HOLDINGS COMMON STOCK")

         UI Common Stock is currently traded on the New York Stock Exchange under the stock symbol "UIL." We expect the Holdings Common Stock to be listed on the New York Stock Exchange and, after the Share Exchange, to trade under the stock symbol "_____." UI's Common Stock will be delisted.

10.      WHO WILL MANAGE HOLDINGS?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - DIRECTORS AND MANAGEMENT OF HOLDINGS")

         After the Share Exchange, the Board of Directors of Holdings will consist of those persons who are directors of UI immediately before the Share Exchange. We anticipate that Holdings and its subsidiaries will have some common officers.

11. HOW WILL MY PARTICIPATION IN THE AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN BE AFFECTED?
         (See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - STOCK OPTION AND OTHER PLANS")

         All shares of UI Common Stock held under our Automatic Dividend Reinvestment and Common Stock Purchase Plan will be automatically exchanged for shares of Holdings Common Stock. We will continue the Dividend Reinvestment and Stock Purchase Plan with Holdings Common Stock after the Share Exchange.

12.      WHEN AND WHERE WILL THE ANNUAL MEETING TAKE PLACE?
         (See "INFORMATION ABOUT THE ANNUAL MEETING")

         The Annual Meeting of the Shareowners of UI will be held at 1:00 p.m. on Wednesday, May 19, 1999, at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut.

13. WHO WILL BE ELIGIBLE TO VOTE ON THE PROPOSED PLAN OF EXCHANGE? (See "INFORMATION ABOUT THE ANNUAL MEETING - SHAREOWNERS ENTITLED TO VOTE")

         Holders of UI Common Stock at the close of business on March 11, 1999 are entitled to vote on the proposed Plan of Exchange.

14. WHAT SHAREOWNER VOTE IS REQUIRED FOR APPROVAL OF THE PROPOSED PLAN OF EXCHANGE?
         (See "INFORMATION ABOUT THE ANNUAL MEETING - SHAREOWNERS ENTITLED TO VOTE")

         Approval of the proposed Plan of Exchange will require the affirmative vote, in person or by proxy, of two-thirds of the outstanding shares of UI Common Stock. Pursuant to the terms of UI's Certificate of Incorporation and the applicable provisions of the Connecticut Business Corporation Act, each owner of UI Common Stock entitled to vote is entitled to one vote per share on the proposed Plan of Exchange. Since no shares of UI's authorized Preferred Stock or its authorized Preference Stock will be outstanding at the time of the Annual Meeting or when the Share Exchange occurs, no approval or consent with respect to either of these classes of UI stock will be required in connection with the proposed Plan of Exchange.

                                  RISK FACTORS

         The corporate restructuring proposed will not, in and of itself, change the nature or extent of the regulated and unregulated businesses currently being operated by UI and its subsidiaries. Accordingly, the shareowner risk factors associated with the operation of those businesses will not change as a result of the consummation of the proposed Plan of Exchange. However, UI shareowners should bear in mind the risk factors that are associated with their investment, some of which are summarized as follows.

         NO ASSURANCE THAT RESTRUCTURING WILL BE BENEFICIAL TO OWNERS OF HOLDINGS COMMON STOCK. We believe that the proposed holding company restructuring will, among other things, establish a corporate structure that will enhance the ability of UI and Holdings to take advantage of business opportunities in the emerging energy and related markets and outside of UI's present markets. Nevertheless, there can be no assurance that Holdings will, in fact, be able to take advantage of such opportunities or that if Holdings does take advantage of such opportunities, that they will be beneficial to the owners of Holdings Common Stock.

         CERTAIN BUSINESS ACTIVITIES MAY INVOLVE MORE RISK. Following consummation of the proposed holding company restructuring, Holdings will be able to pursue additional business opportunities through its subsidiaries without having to obtain the prior approval of the Connecticut Department of Public Utility Control ("DPUC"). Such business opportunities might involve more risk than would be permitted to be pursued by UI as a regulated electric utility, but they will seek higher potential returns commensurate with any increased risk. Pursuit of such opportunities, however, while offering the potential of greater reward, could have either a positive or an adverse effect on the value of a shareowner's investment, depending upon the return actually realized from such opportunities. There can be no assurance that such businesses will be successful or, if unsuccessful, that they will not have a material adverse effect on Holdings. Any losses incurred by such businesses will not be recoverable through the electric rates of UI.

         DIVIDENDS ON HOLDINGS COMMON STOCK WILL BE DEPENDENT ON DIVIDENDS PAID TO HOLDINGS BY UI. For a period of time following the Share Exchange, the funds required by Holdings to enable it to pay dividends on Holdings Common Stock are expected to be derived predominantly from the dividends paid by UI to Holdings. Accordingly, the ability of Holdings to pay such dividends, as a practical matter, will be governed by the ability of UI to pay common stock dividends. It is anticipated that such cash dividends paid by UI will be sufficient to enable Holdings to pay cash dividends on Holdings Common Stock and to meet operating and other expenses. However, the ability of UI to pay dividends on its Common Stock will continue to be subject to the preferential dividend rights of the owners of UI's outstanding preferred stock and preference stock, if any, and to the common stock dividend restrictions currently contained in UI's Note Indenture. Although it has no present intention to do so, it is possible that UI may need to issue preferred stock and/or preference stock in the future to meet its capital requirements. Such additional stock will have preferential dividend rights. Because UI will remain subject to regulation by the Connecticut DPUC, the amount of its earnings and dividends will continue to be affected by the manner in which the DPUC regulates UI. It is expected that the transfer of UI's existing subsidiaries to Holdings will not have a significant adverse effect on UI's ability to pay common stock dividends to Holdings, since UI will retain the assets that account for a substantial portion of its net earnings. There can be no guarantee, however, of the amount of the initial quarterly dividend on Holdings Common Stock or of the payment of future dividends by Holdings, as the declaration of such dividends will be dependent primarily on the receipt of future dividends from subsidiaries of Holdings which, in turn, will be dependent upon the future earnings and financial condition of these subsidiaries. See "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - DESCRIPTION OF HOLDINGS CAPITAL STOCK - DIVIDENDS."

                      INFORMATION ABOUT THE ANNUAL MEETING

     This Proxy Statement and Prospectus and the accompanying proxy form are furnished on or about March 30, 1999, to security holders of record as of the close of business on March 11, 1999, in connection with the solicitation of proxies for use at the Annual Meeting of the Shareowners of UI to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on Wednesday, May 19, 1999 at 1:00 p.m. for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareowners. The solicitation is made by UI, and the expense of printing and mailing proxy material will be borne by the Company. UI will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of shares and to secure their voting instructions, if necessary, and UI will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of UI may also solicit proxies personally or by telephone, but no compensation will be paid specifically for any such solicitation. In addition, Georgeson & Company, Inc. of New York, New York, has been retained to aid in the solicitation of proxies by similar methods at a cost to UI of approximately $12,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE:

     At the close of business on March 11, 1999, the record date for the meeting, 14,334,922 shares of UI Common Stock were outstanding and will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as set forth in the accompanying Notice of Annual Meeting of the Shareowners and commented on in this Proxy Statement and Prospectus. All votes on each matter coming before the meeting will be counted and tabulated by Inspectors of Proxies and Tellers appointed by the President of UI pursuant to its Bylaws.

     Common Stock shareowners who are participants in UI's Automatic Dividend Reinvestment and Common Stock Purchase Plan (DRP) will receive proxy forms that will include the shares in their accounts under the DRP. American Stock Transfer and Trust Company, UI's agent under the DRP, has authorized the Company to vote shares held in the DRP according to the instructions received on such proxy forms.

     Shares of Common Stock for which a proxy in the form that accompanies this Proxy Statement is properly signed and returned (a) will be voted or not voted, in accordance with the choice indicated on the proxy, to elect as directors for the ensuing year the [THIRTEEN] persons named in this Proxy Statement and Prospectus (or such other person or persons as the present Board of Directors shall determine, if one or more of the [THIRTEEN] persons named is unable to serve); (b) will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the employment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year 1999; (c) will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the 1999 Stock Option Plan;
(d) will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the Plan of Exchange; and (e) will be voted in accordance with the discretion of the person or persons voting them with respect to such other matters, if any, as may come before the meeting. UI is not aware of any such other matters to be presented at the meeting.

     Any proxy may be revoked by the shareowner at any time prior to its use. A proxy may be revoked by filing with the Secretary of UI a written notice of revocation or a properly signed proxy bearing a later date. A shareowner who attends the meeting in person may, if he or she wishes, vote by ballot at the meeting, thereby canceling any proxy vote previously given.

     Under Connecticut law and UI's Bylaws, shareowners holding a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will constitute a quorum for purposes of considering and acting and acting upon the matters set forth in the accompanying Notice of Annual Meeting of the Shareowners.

     Assuming that a quorum is present at the meeting, directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected. Cumulative voting for directors is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights; and UI's Certificate of Incorporation contains no provision for such rights.

     Under Connecticut law, assuming that a quorum is present at the meeting, action on approval of the employment of independent public accountants will be approved if the votes cast in favor of the action exceed the votes cast against approval of the action; and proxies marked to abstain from voting with respect to the action will not have the legal effect of voting against approval of the action.

     Under Connecticut law, assuming that a quorum is present at the meeting, the proposal to approve the 1999 Stock Option Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against approval of the proposal; and proxies marked to abstain from voting with respect to the proposal will not have the legal effect of voting against approval of the proposal.

     Under Connecticut law, assuming that a quorum is present at the meeting, the proposal to approve the Plan of Exchange will be approved if the votes cast in favor of the proposal equal or exceed two thirds of the number of shares of UI Common Stock entitled to vote on the proposal; and proxies marked to abstain from voting with respect to the proposal will have the legal effect of voting against approval of the proposal.

PRINCIPAL SHAREOWNERS:

     Statements filed with the Securities and Exchange Commission (SEC), pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the 1934 Act), by the following persons disclose beneficial ownership of shares of UI's Common Stock (percentages are of the 14,334,922 shares outstanding as of the close of business on March 11, 1999): (1) Rhoda L. Chase, 420,000 shares, or approximately 2.93%; (2) her daughter, Cheryl A. Chase, 79,200 shares, or approximately 0.55%; (3) her son, Arnold L. Chase, 230,300 shares, or approximately 1.61%; (4) The Darland Trust, a trust for the benefit of Cheryl A. Chase and her children, and its trustee, Rothschild Trust Cayman Limited, 146,000 shares, or approximately 1.02%; (5) David T. Chase, husband of Rhoda and father of Cheryl and Arnold, 870,000 shares, or approximately 6.07%, all of which are included in the shares listed in (1), (2), (3) and (4) of this sentence; and (6) DTC Holdings Corporation (DTCHC) (formerly known as American Ranger, Inc.), 200,000 shares, or approximately 1.40%. DTCHC is a wholly-owned subsidiary of D.T. Chase Enterprises, Inc. (DTCE) and is indirectly owned and controlled by David, Rhoda, Arnold and Cheryl Chase, trusts for the benefit of Arnold Chase and his children, and trusts for the benefit of Cheryl Chase and her children. David, Rhoda, Arnold and Cheryl Chase, DTCHC and DTCE all have as a business address One Commercial Plaza, Hartford, CT 06103. In the statements filed with the SEC, none of the shareholders listed above except David T. Chase has admitted beneficial ownership of any shares of the Company's Common Stock not held in their individual names, and all of them have disclaimed membership in any "group" with respect to the Common Stock for purposes of Section 13(d) of the 1934 Act.

     There is no other person or group of persons known to UI to be the beneficial owner of more than 5% of the shares of UI Common Stock as of the close of business on March 11, 1999.

NOMINEES FOR ELECTION AS DIRECTORS:

     It is intended that shares of Common Stock represented by proxies who are authorized to vote for the election of a Board of Directors on the form that accompanies this Proxy Statement will be voted (unless instructed otherwise on the form) in favor of the persons listed below for election as directors of UI. While it is not anticipated that any of the persons listed below will be unable to serve as a director, if that should occur, the proxies will be voted for such other person or persons as the present Board of Directors shall determine. All of the nominees listed below [EXCEPT____ ] were elected directors at the last annual meeting.


                        NAME, PRINCIPAL OCCUPATION, OTHER
                CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                                            Director
                       DURING THE PAST FIVE YEARS OF NOMINEE                                    Age(1)        Since
                       -------------------------------------                                    ------      --------
Thelma R. Albright                                                                                52          1995
President,  Carter Products Division,  Carter-Wallace,  Inc., Cranbury, New Jersey. From 1994
through  1995,  Ms.  Albright  was General  Manager and  Executive  Vice  President of Revlon
Beauty Care Division.  Also, Director,  CTFA (Cosmetics,  Toiletry and Fragrance Association)
and Consumer Healthcare Products Association.

Marc C. Breslawsky                                                                                56          1995
President and Chief Operating  Officer,  Pitney Bowes,  Inc.,  Stamford,  Connecticut.  Also,
Director,  Pitney  Bowes,  Inc.,  Pitney Bowes Credit  Corp.,  C.R.  Bard,  Inc.,  the Family
Foundation  of North  America,  CBIA  (Connecticut  Business  and Industry  Association)  and
United Way of Eastern Fairfield County;  Vice Chairman of the Governor's  Council of Economic
Competitiveness  and Technology;  Member,  Board of Governors,  the State of  Connecticut/Red
Cross Disaster Relief Cabinet and the Landmark Club; and Trustee, Norwalk Hospital.

David E. A. Carson                                                                                64          1993
President,  Chief Executive  Officer and Director,  People's Bank,  Bridgeport,  Connecticut,
and President,  Chief Executive  Officer and Trustee,  People's Mutual Holdings,  Bridgeport,
Connecticut.  Also,  Chairman,  Bridgeport Public Education Fund, Business Advisory Committee
of Connecticut  Commission on Children and Bridgeport  Area  Foundation;  and Director,  Mass
Mutual  Institutional  Funds, MML Series Investment Funds,  American Skandia Trust, Old State
House,  Hartford,  Connecticut,  The  Bushnell,  Hartford,  Connecticut,  and Hartford  Stage
Company.

John F. Croweak                                                                                   62          1987
Chairman of the Board of  Directors,  Anthem Blue Cross & Blue Shield of  Connecticut,  Inc.,
North Haven,  Connecticut.  Prior to his  retirement in 1997,  Mr. Croweak served as Chairman of the Board of Directors and Chief  Executive  Officer of Anthem Blue Cross & Blue Shield of
Connecticut  and its  predecessor,  Blue  Cross  & Blue  Shield  of  Connecticut,  Inc.  Also
Chairman of the Board of Directors,  Connecticut American Insurance Company,  ProMed Systems,
Inc.,  OPTIMED  Medical  Systems  and  Signal  Medical  Services,  Inc.;  and  Director,  BCS
Financial, The New Haven Savings Bank, Quinnipiac College, Opticare and Anthem, Inc.

Robert L. Fiscus                                                                                  61          1992
Vice  Chairman  of  the  Board  of  Directors  and  Chief  Financial   Officer,   The  United
Illuminating  Company.  Mr.  Fiscus served as President  and Chief  Financial  Officer of the
Company  during  the  period  January  1994 to  February  1998.  Also,  Director,  Bridgeport
Regional Business Council,  Griffin Health Services Corporation,  The Aristotle  Corporation,
Bridgeport  Area Foundation and Susquehanna  University;  Governor,  University of New Haven;
and Trustee, Central Connecticut Coast Young Men's Christian Association, Inc.

Betsy Henley-Cohn                                                                                 46          1989
Chairman of the Board of Directors,  Joseph Cohn & Son, Inc., New Haven,  Connecticut.  Also,
Chairwoman of  Birmingham  Utilities,  Inc.;  and Director,  The  Aristotle  Corporation  and
Citizens Bank of Connecticut.



                        NAME, PRINCIPAL OCCUPATION, OTHER
                CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                                            Director
                       DURING THE PAST FIVE YEARS OF NOMINEE                                    Age(1)        Since
                       -------------------------------------                                    ------      --------
John L. Lahey                                                                                     52          1994
President,   Quinnipiac  College,  Hamden,   Connecticut.   Also,  Director,  Yale-New  Haven
Hospital and Long Wharf  Theater;  Vice  Chairman and  Director,  Regional  Plan  Association
Board,  New  York,  New  York;  Co-Chairman,  Connecticut  Committee  of  the  Regional  Plan
Association   Board;  and  Member,   Greater  New  Haven  Regional   Leadership  Council  and
Accreditation Committee of the American Bar Association.

F. Patrick McFadden, Jr.                                                                          61          1987
Chairman,  Citizen's Bank of  Connecticut,  New Haven,  Connecticut.  From 1994 through 1997,
Mr. McFadden was President,  Chief Executive Officer and Director,  The Bank of New Haven and
BNH  Bancshares,  Inc.  Also,  Chairman  of the Board of  Directors,  Yale-New  Haven  Health
Services Corporation.

Frank R. O'Keefe, Jr.                                                                             69          1989
Retired;  former President,  Long Wharf Capital Partners,  Inc. 1988-1990;  retired Chairman,
President and Chief Executive  Officer,  Armtek  Corporation  1986-1988;  President and Chief
Operating Officer, Armstrong Rubber Company 1980-1986; and Director, Aetna Inc.

James A. Thomas                                                                                   60          1992
Associate  Dean,  Yale Law School.  Also,  Trustee,  Yale-New  Haven  Hospital  and  People's
Mutual Holdings; and Director, People's Bank and Sea Research Foundation.

Nathaniel D. Woodson                                                                              57          1998
Chairman  of the Board of  Directors,  President  and Chief  Executive  Officer,  The  United
Illuminating  Company.  Mr. Woodson  served as President of the Energy Systems  Business Unit of  Westinghouse  Electric  Corporation  during the period January 1, 1993 to April 30, 1996.
He has served as President of the Company since February 23, 1998,  Chief  Executive  Officer since May 20, 1998 and Chairman of the Board of Directors since January 1, 1999.



-------------------------
(1) Age at May 19, 1999. The Board of Directors has adopted a policy pursuant to which a director will not be a candidate for re-election after his or her 70th birthday.

     The Board of Directors held ten meetings during 1998. The average attendance record of the directors was 95% for meetings of the Board of Directors and its committees held during 1998.

     Ms. Henley-Cohn and Messrs. Croweak, McFadden and Woodson serve on the Executive Committee of the Board of Directors. The Executive Committee, a standing committee that has and may exercise all the powers of the Board of Directors when it is not in session, met once during 1998.

     Ms. Albright and Messrs. Carson, Lahey, McFadden, O'Keefe and Thomas serve on the Audit Committee of the Board of Directors. The Audit Committee, a standing committee that oversees UI's financial accounting and reporting practices; evaluates the reliability of the Company's system of internal controls; assures the objectivity of independent audits; explores other issues that it deems may potentially affect UI and its employees; and makes recommendations in these regards to the officers and to the Board of Directors, held six meetings during 1998.

     Msses. Albright and Henley-Cohn and Messrs. Breslawsky, Carson and Thomas serve on the Compensation and Executive Development Committee of the Board of Directors. The Compensation and Executive Development Committee, a standing committee that reviews the performance of the officers of UI; reviews and recommends to the Board of Directors the levels of compensation and other benefits paid and to be paid to the officers of UI; reviews and administers incentive compensation programs for the officers of UI; recommends to the Board of Directors changes in said programs; reviews the recommendations of management for its succession planning and the selection of officers of

UI; and reviews the investment standards, policies and objectives established for, and the performance and methods of, UI's pension plan investment managers, held five meetings during 1998.

     Msses. Albright and Henley-Cohn and Messrs. Breslawsky, Carson, Croweak, Lahey, McFadden, O'Keefe and Thomas serve on the Strategic Direction Committee of the Board of Directors. The Strategic Direction Committee, a standing committee that assists the Chief Executive Officer and senior management with the development of an overall strategic plan for UI, taking into account the key strategic issues facing UI and the electric utility industry and providing a focus for defining and implementing the annual goals and projects comprising UI's corporate business and operational plans, held three meetings during 1998.

     Ms. Henley-Cohn and Messrs. Carson, McFadden, O'Keefe and Thomas serve on the Committee on Directors. The Committee on Directors, a standing committee that recommends policy with respect to the composition, organization, practices and compensation of the Board of Directors and performs the nominating function for the Board, held two meetings in 1998. The Committee on Directors will consider for election as directors nominees recommended by shareowners upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Treasurer and Secretary of UI.


CORPORATE GOVERNANCE STANDARDS

     The Board of Directors has approved the following Corporate Governance Standards for the discharge of its duties to UI and its shareowners:

     The Board of Directors (the Board) of The United Illuminating Company (the Company) will discharge its duties in accordance with both the letter and the spirit of all of the laws and governmental regulations that are applicable to the Company and its operations, including the standards of conduct prescribed for individual Directors by the Connecticut Business Corporation Act. This is the Board's primary governance standard; and the following requirements and proscriptions, which are reviewed by the Board annually and are subject to revision from time to time, are intended to serve as supportive standards in this regard.

BOARD MEMBERS

    o    The entire Board will be elected annually.
    o A Director will not be a candidate for reelection after his or her seventieth birthday.
    o As a general rule, former executive officers of the Company will not be candidates for election as Directors.
    o A Director will not be a candidate for election to a sixth term unless he or she is the beneficial owner, directly or indirectly, of a number of shares of the Company's Common Stock greater than 3 times the annual retainer fee for directors at the time that the Director commenced his or her service, divided by the market value of the Company's Common Stock at that time.

BOARD COMMITTEES

    o Committees of the Board, and members of committees of the Board, will be appointed by affirmative vote of a majority of the Directorships.
    o The membership of the Audit Committee and the Compensation and Executive Development Committee will consist entirely of independent Directors.
    o The Committee on Directors will assess, annually, the effectiveness of the Board.

FUNCTIONING OF THE BOARD

    o Directors will receive materials relative to agenda items as far in advance of Board meetings as feasible.
    o When the Chief Executive Officer of the Company serves as the Chairman of the Board, the senior independent Director, in terms of service, will preside at meetings of the Board at which the Chairman of the Board and Chief Executive Officer is not in attendance, and at executive sessions of independent Directors of the Board, and will also serve as an ex-officio member of the Committee on Directors of the Board.

    o The Board will review and approve, annually, a strategic plan and an operating plan for the Company.

OFFICERS

    o The Board will evaluate, annually, in an executive session of independent Directors of the Board, the performance of the Chief Executive Officer of the Company.
    o The Chief Executive Officer will report, annually, to the Compensation and Executive Development Committee of the Board, and to the Board, regarding succession planning and management development.
    o Acceptance by any officer of the Company of a compensated appointment to the governing body of another business entity will be subject to prior approval by the Board.
    o Officers of the Company will be required to be beneficial owners, directly or indirectly, of shares of the Common Stock of the Company in amounts and within time periods determined by the Chief Executive Officer of the Company.(1)
    o Incentive compensation plans will link compensation directly and objectively to measurable goals set in advance by the Board on the recommendation of the Compensation and Executive Development Committee of the Board.
    o Awarded stock options will not be repriced, except in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure or shares of the Company.
----------------------
(1) As part of the 1998 Executive Compensation Review, the officers' stock ownership requirements were increased to the following levels: chief executive officer - 3 times salary, senior officers reporting to the chief executive officer - 1.5 times salary, and all other officers - 1 times salary; resulting in requirements of 24,000 shares for the chief executive officer, 22,100 shares for the senior officers as a group, and 12,600 shares for all other officers as a group. A five-year period was established for officers to meet the requirements.

                   STOCK OWNERSHIP OF DIRECTORS AND OFFICERS:

     The following table sets forth the number of shares of Common Stock of UI beneficially owned, directly or indirectly, as of March 11, 1999, by each director, by each of the two persons who served as the chief executive officer during 1998, and by each of the four other most highly compensated officers during 1998, and by all directors and officers as a group:


                                                                                         SHARES
                   NAME OF INDIVIDUAL OR                                              BENEFICIALLY
                   NUMBER OF PERSONS IN                                              OWNED DIRECTLY
                          GROUP                                                   OR INDIRECTLY(1)(2)(3)
     ---------------------------------------------------------------------------------------------------
      Thelma R. Albright                                                                 3,238
      Marc C. Breslawsky                                                                 4,810
      David E.A. Carson                                                                  8,186
      John F. Croweak                                                                    3,640
      Robert L. Fiscus                                                                  33,065
      Betsy Henley-Cohn                                                                  3,913
      John L. Lahey                                                                      2,041
      F. Patrick McFadden, Jr.                                                           3,969
      Frank R. O'Keefe, Jr.                                                              5,036
      James A. Thomas                                                                    2,350
      Nathaniel D. Woodson                                                               5,130
      James F. Crowe                                                                     6,924
      Albert N. Henricksen                                                               3,070
      Anthony J. Vallillo                                                                2,352
      Richard J. Grossi                                                                      0(4)

        20 Directors and Officers as a group, including those named above              104,026


-------------------------
(1) Based on reports furnished by the directors and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. Each of the persons included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following (i) as to which such powers are shared: 17,591 shares with respect to Mr. Fiscus, 110 shares with respect to Mr. Thomas, 706 shares with respect to Mr. Crowe, 422 shares with respect to Mr. Henricksen and 19,018 shares with respect to all directors and officers as a group, (ii) as to which such powers are held by other people or entities: 149 shares with respect to Mr. Carson, 700 shares with respect to Mr. Fiscus, 2,035 shares with respect to Ms. Henley-Cohn, 659 shares with respect to Mr. O'Keefe, 50 shares with respect to Mr. Thomas, 5,000 shares with respect to Mr. Woodson, 10 shares with respect to Mr. Crowe, and 8,823 shares with respect to all directors and officers as a group.
(2) The number of shares includes those held for the benefit of officers in UI's Employee Stock Ownership Plan and, in the cases of Robert L. Fiscus, 10,500 shares, and all directors and officers as a group, 16,300 shares, that may be acquired currently through the exercise of stock options under the Company's 1990 Stock Option Plan.
(3) Includes Stock Units, for which neither investment nor voting power is held as follows: 3,009 shares with respect to Ms. Albright, 4,710 shares with respect to Mr. Breslawsky, 7,754 shares with respect to Mr. Carson, 2,741 shares with respect to Mr. Croweak, 400 shares with respect to Ms. Henley-Cohn, 224 shares with respect to Mr. Lahey, 2,082 shares with respect to Mr. McFadden, 4,151 shares with respect to Mr. O'Keefe and 787 shares with respect to Mr. Thomas. These Stock Units are in stock accounts under UI's Non-Employee Directors' Common Stock and Deferred Compensation Plan, described below at "Director Compensation". Stock Units in this plan are payable, in an equivalent number of shares of UI Common Stock, upon termination of service on the Board of Directors.
(4) Mr. Grossi served as Chief Executive Officer of UI from January 1, 1998 to May 20, 1998. He retired as an officer and director on December 31, 1998.


     The number of shares of Common Stock beneficially owned by each of the persons included in the foregoing table is less than 1% of the 14,334,922 shares of Common Stock outstanding as of March 11, 1999. The number of shares of Common Stock beneficially owned by all of the directors and officers as a group represents approximately 0.7% of the outstanding shares of Common Stock as of March 11, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires UI's directors and officers, and persons who own more than ten percent of a registered class of UI's equity securities, to file with the Securities and Exchange Commission (SEC) and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of UI. Directors, officers and certain greater-than-ten-percent shareowners are required by SEC regulations to furnish UI with copies of all
Section 16(a) forms they file.

     To UI's knowledge, based solely on review of reports furnished to UI and written representations that no other reports were required, during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent shareowners were complied with.

EXECUTIVE COMPENSATION

     The following table shows the annual and long-term compensation, for services in all capacities to UI for the years 1998, 1997 and 1996, of the two persons who served as the chief executive officer during 1998 and of the four other most highly compensated persons during 1998 who were serving as executive officers at December 31, 1998:


                                                                               Long-term Compensation
                                                                          ----------------------------------
                                              Annual Compensation         Securities
            Name and                       --------------------------     Underlying                              All Other
      Principal Position(1)        Year    Salary($)      Bonus($)(2)     Options/SARs(#)     LTIP Payouts($)   Compensation(5)
      ---------------------        ----    ---------      -----------     ---------------     ---------------   ---------------
Richard J. Grossi                  1998    $331,000         $95,000                             $375,165(3)        $2,342,459
Chairman of the Board of Directors 1997    $324,000        $125,000                             $119,700(4)            $6,925
and Chief Executive Officer        1996    $318,000        $125,000                                                    $6,287

Nathaniel D. Woodson               1998    $341,668        $105,000          80,000(6)                                $38,756
President and Chief Executive
Officer

Robert L. Fiscus                   1998    $224,900         $55,000                             $260,691(3)            $7,745
Vice Chairman of the Board of      1997    $220,400         $70,000                              $59,850(4)            $7,360
Directors and Chief Financial      1996    $218,400         $66,000                                                    $6,692
Officer

James F. Crowe                     1998    $181,200         $37,000                             $200,531(3)            $7,235
Group Vice President               1997    $177,600         $55,000                              $42,750(4)            $6,830
                                   1996    $176,600         $51,000                                                    $6,235

Anthony J. Vallillo                1998    $175,700         $46,000                              $72,191(3)            $6,679
Group Vice President               1997    $170,000         $55,000                               $6,840(4)            $6,144
                                   1996    $125,875         $36,000                                                    $5,701

Albert N. Henricksen               1998    $147,650         $36,000                              $96,255(3)            $6,876
Group Vice President               1997    $140,600         $38,000                              $13,680(4)            $6,401
                                   1996    $136,900         $37,000                                                    $5,871




-----------------------
(1) None of the persons named received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned "Salary," "Bonus," "LTIP Payouts" and "All Other Compensation." None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in UI's group life, health and hospitalization plans, which are available on a uniform basis to all salaried employees of UI and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by such person, did not exceed the lesser of $50,000 or 10% of the total salary and bonus compensation received by him for such year.

(2) The amounts appearing in this column are awards earned in the years 1996, 1997 and 1998 pursuant to the Executive Incentive Compensation Program described below.
(3) This is the amount earned for the 1996-1998 performance period under the 1996 Long-Term Incentive Program as described below. The cash payouts were made in March 1999.
(4) This is the amount earned for the 1995-1997 performance period under the 1993 Dividend Equivalent Program. Under this program, which was terminated when the Long-Term Incentive Program described below was established in 1996, each officer of UI was awarded a number of Dividend Equivalent Units (Units) prior to the 1995 commencement of the performance period and, due to the ranking of UI's total shareowner return during the performance period relative to the total shareowner returns of a preselected peer group of companies, the officer earned a number of Units and a cash payment equal to that number of Units multiplied by the sum of all dividends paid per share on UI Common Stock during the performance period. The cash payments were made in February, 1998.
(5) The amounts appearing in this column, except the amounts shown for Messrs. Grossi and Woodson, are cash contributions by UI to its Employee Stock Ownership Plan (ESOP) on behalf of each of the persons named for (i) a match of pre-tax elective deferral contributions by him to UI's 401(k) Plan from his salary and bonus compensation (included in the columns captioned "Salary" and "Bonus"), and (ii) an additional contribution by UI equal to 25% of the dividends paid on his shares in the ESOP. Cash contributions of $7,353 and $5,403 were made on behalf of Messrs. Grossi and Woodson, respectively, for these purposes during 1999, and are included in the amounts appearing in this column for each of them. Mr. Grossi retired on December 31, 1998, at which time there was payable to him, under the terms of his employment agreement with UI, a supplemental retirement benefit having a net present lump sum value of $2,335,106. Mr. Woodson was reimbursed, during 1998, for $33,353 of his relocation expenses when he moved from Pennsylvania to Connecticut at the commencement of his employment by UI.
(6) These are phantom stock options on shares of UI Common Stock, granted to Mr. Woodson in February of 1998, at the time of his employment by UI as its President. The options are exercisable at the rate of 16,000 options on each of the first five anniversaries of the grant date during the term of Mr. Woodson's employment agreement with UI, which is described below.

     UI's Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers of UI. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers' performance as a group with respect to strategic opportunities during that year. Eligible officers, performance levels and specific goals are determined each year by directors who are not employees of UI, and incentive awards are paid following action by the Board of Directors after the close of the year. Incentive awards are made from individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 20% to 35% depending on each participant's payroll salary grade. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award of up to 150% of his or her target incentive award amount for that year.

     The Company's 1996 Long-Term Incentive Program was established for the purposes of (i) promoting the long-term success of UI by attracting, retaining and providing financial incentives to key employees who are in a position to make significant contributions toward that success, (ii) linking the interests of these key employees to the interests of the shareowners, and (iii) encouraging these key employees to maintain proprietary interests in UI and achieve extraordinary job performance levels. Under the program, an initial three-year Performance Period commenced on January 1, 1996, three-year Performance Periods commenced on January 1, 1997, January 1, 1998 and January 1, 1999, and a series of three-year Performance Periods will commence on January 1, 2000 and on each January 1 thereafter to and including January 1, 2005. The Board of Directors designates the officers, if any, who will be participants in the program for each Performance Period, the number of Contingent Performance Shares to be awarded each officer-participant for that Performance Period, and a peer group of companies comparable to UI for that Performance Period. Each Contingent Performance Share is a share unit, equivalent to one share of UI Common Stock, credited to an officer-participant's performance share account in the program on a conditional basis at the beginning of a Performance Period. At the end of each Performance Period, the number of Performance Shares earned for the Performance Period is calculated on the basis of UI's total shareowner return during the Performance Period relative to the peer group of companies preselected by the Board of Directors for that Performance Period. Total shareowner return for UI, and for each member of the peer group, for a Performance Period is measured by the formula:

  Change in Market Price from      +      Dividends Declared  During the Period
  Beginning to End of Period
  -----------------------------------------------------------------------------
                      Market Price at Beginning of Period

If UI's total shareowner return for the Performance Period ranks at the ninetieth percentile among the total shareowner returns of the peer group companies, the number of Performance Shares earned by the officer-participant is equal to the number of Contingent Performance Shares awarded to that officer-participant at the commencement of the Performance Period. If UI's total shareowner return ranks below the thirtieth percentile among those of the peer group companies, no Performance Shares are earned for the Performance Period. If UI's total shareowner return ranks between the thirtieth and the ninetieth percentiles, the number of Performance Shares earned is calculated from a scale rising from 15% to 100%. On each dividend payment date with respect to the Company's Common Stock, the earned Performance Shares in an officer-participant's Performance Share account are credited with an additional number of Performance Shares in an amount equal to the dividend payable on the earned Performance Shares in the account divided by the market price of UI Common Stock on the dividend payment date. Upon the termination of an officer-participant's employment by UI, the officer-participant is paid, in cash, an amount equal to the number of earned Performance Shares in his or her Performance Share account multiplied by the market price of UI Common Stock on the employment termination date. An officer-participant is also entitled to payment at any time, in cash, of the value of the earned Performance Shares in his or her Performance Share account, provided that the officer-participant is in compliance with the minimum stock ownership requirement for such officer prescribed by the Board of Directors at that time. In 1998, for the 1998-2000 three-year Performance Period, the Board of Directors awarded Messrs. Grossi, Woodson, Fiscus, Crowe, Vallillo and Henricksen 8,000, 5,000, 4,000, 2,500, 2,500 and 2,500 Contingent Performance Shares, respectively, under the 1996 Long-Term Incentive Program. The Board of Directors has not made any award of Contingent Performance Shares in 1999, for the 1999-2001 three-year Performance Period. See "PROPOSAL 1 - APPROVAL OF 1999 STOCK OPTION PLAN."

     UI has entered into an employment agreement with Mr. Woodson, which will continue in effect until terminated by UI at any time or by the officer on six months' notice. This agreement provides that the annual salary rate of Mr. Woodson will be $400,000, subject to upward revision by the Board of Directors at such times as the salary rates for other officers of UI are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers of UI, except in the event of a change in control of UI. The salary paid to Mr. Woodson in 1998, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when the officer's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation from UI times the number of years (not to exceed
30) of his deemed service as an employee of UI, and (B) is the annual benefit payable to him under UI's pension plan. If UI terminates the officer's employment without cause, he will be paid the actuarial present value of this supplemental retirement benefit and either a severance payment of up to two years compensation at his then-current salary and bonus rate, or an increase of a total of six years of age and/or service in the calculation of his retirement benefit, at his election.

      UI has also entered into employment agreements with Messrs. Fiscus and Crowe, each of which will continue in effect until terminated by UI on three years' notice or by the officer on six months' notice. These agreements provide that the annual salary rates of Messrs. Fiscus and Crowe will be $218,400 and $176,600, respectively, subject to upward revision by the Board of Directors at such times as the salary rates of other officers of are reviewed by the directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers of UI, except in the event of a change in control of UI. The salaries paid to Messrs. Fiscus and Crowe in 1996, 1997 and 1998, shown on the above table, were paid pursuant to these agreements. Each of these agreements also provides that when the officer's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.2% of his highest three-year average total salary and bonus compensation from UI times the number of years (not to exceed 30) of his service deemed as an employee of UI, and (B) is the annual benefit payable to him under UI's pension plan. If UI terminates the officer's employment without cause, he will be paid the actuarial present value of this supplemental retirement benefit and, if the termination occurs in connection with a change in control of the UI, the officer will be entitled to either a severance payment of two years compensation at his then-current salary and bonus rate, or an increase of a total of six years of age and/or service in the calculation of his retirement benefit, at his election.

     UI has also entered into employment agreements with Messrs. Vallillo and Henricksen, each of which will continue in effect until terminated by UI at any time or by the officer on six months' notice. These agreements provide that the annual salary rates of Messrs. Vallillo and Henricksen will be $140,000 and $136,900, respectively, subject to upward revision by the Board of Directors at such times as the salary rates for other officers of UI are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers of UI, except in the event of a change in control of UI. The salaries paid to Messrs. Vallillo and Henricksen in 1996, 1997 and 1998, shown on the above table, were paid pursuant to these agreements. Each of these agreements also provides that when the officer's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation from UI times the number of years (not to exceed 30) of his service as an employee of UI, and (B) is the annual benefit payable to him under UI's pension plan. If UI terminates the officer's employment without cause, he will be paid the actuarial present value of this supplemental retirement benefit and either a severance payment of two years compensation at his then-current salary and bonus rate, or an increase of a total of six years of age and/or service in the calculation of his retirement benefit, at his election.

     A trust fund has been established by UI for the funding of the supplemental retirement benefits accruing under the employment agreements with Messrs. Woodson, Fiscus, Crowe, Vallillo and Henricksen, and to ensure the performance of UI's other payment obligations under each of these employment agreements in the event of a change in control of UI.


OPTION/SAR GRANTS IN LAST FISCAL YEAR




                         Individual Grants                                                Potential Realizable Value
------------------------------------------------------------------------------------      at Assumed Annual
                         Number of      % of Total                                        Rates of Stock Price
                         Securities     Options/SARs                                      Appreciation for Option
                         Underlying     Granted to     Exercise                           Option Term
                         Options/SARs   Employees in   or Base Price   Expiration         ---------------------------
Name                     Granted (#)    Fiscal Year    ($/Share)       Date               5%($)        10%($)
----                     -----------    -----------    ---------       ----               ----------   --------------
Nathaniel D. Woodson      80,000(1)        100%          $45.1563      Feb. 23, 2008      $1,806,520    $3,612,504


-------------------

(1) These are phantom stock options on shares of UI Common Stock, granted to Mr. Woodson on February 23, 1998, at the time of his employment by UI as its President. The options are exercisable at the rate of 16,000 options on each of the first five anniversaries of the grant date during the term of Mr. Woodson's employment agreement with UI, which is described above.

STOCK OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table shows aggregated Common Stock option exercises during 1998 by the chief executive officers and each of the other four most highly compensated executive officers of UI, including the aggregate value of gains realized on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and non-exercisable options as of December 31, 1998. Also reported are the values as of December 31, 1998 for "in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of UI's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                         Number of Securities              Value of Unexercised
                                                        Underlying Unexercised          In-the-Money Options/SARs
                           Shares                      Options/SARs At FY-end(#)              At FY-end ($)(2)
                          Acquired On     Value       ----------------------------     ----------------------------
            Name          Exercise(#)  Realized($)(1) Exercisable  Not Exercisable     Exercisable  Not Exercisable
            ----          ------------------------    -----------  ---------------     -----------  ---------------
Richard J. Grossi...........41,000       $459,900                0           0          $           0   $         0
Robert L. Fiscus............30,000        397,551           10,500           0                158,813             0
James F. Crowe.............. 7,500         60,938                0           0                      0             0
Anthony J. Vallillo......... 1,200          8,400                0           0                      0             0
Albert N. Henricksen........ 2,400         19,900                0           0                      0             0
Nathaniel D. Woodson.......      0              0                0      80,000                      0       507,496


-------------------------
(1) Fair market value at exercise date less exercise price.
(2) Fair market value of shares at December 31, 1998 ($51 1/2) less exercise price.








RETIREMENT PLANS

     The following table shows the estimated annual benefits payable as a single life annuity under UI's qualified defined benefit pension plan on retirement at age 65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the person's average annual earnings from UI during the three years during which the person's earnings from UI were the highest, applied uniformly to all persons.

       Average
Annual Earnings During                            Estimated Annual Benefits Payable At Age 65(3)
      the Highest 3                 --------------------------------------------------------------------------
    Years of Service(1)(2)          20 Years(4)    25 Years(4)    30 Years(4)      35 Years(4)     40 Years(4)
    ----------------                -----------    -----------    -----------      -----------     -----------
        $100,000                    $  37,117      $ 46,397      $  46,997        $  47,597       $  48,197
        $150,000                    $  57,117      $ 71,397      $  71,997        $  72,597       $  73,197
        $200,000                    $  74,929      $ 94,112       $114,432         $115,032        $115,632
        $250,000                    $  87,831(2)   $110,598(2)    $114,432(2)      $115,032(2)     $115,632(2)
        $300,000                    $  87,831(2)   $110,598(2)    $114,432(2)      $115,032(2)     $115,632(2)
        $350,000                    $  87,831(2)   $110,598(2)    $114,432(2)      $115,032(2)     $115,632(2)
        $400,000                    $  87,831(2)   $110,598(2)    $114,431(2)      $115,032(2)     $115,632(2)
        $450,000                    $  87,831(2)   $110,598(2)    $114,431(2)      $115,032(2)     $115,632(2)


-------------------------
(1) Earnings include annual salary and cash bonus awards paid pursuant to UI's Executive Incentive Compensation Program. See "Executive Compensation" above.

(2) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $160,000 for 1998. This limit was used in the preparation of this table. (In addition, qualified plan benefits cannot exceed an Internal Revenue Code Section 415(b) limit of $125,000 for 1998). The Board of Directors has adopted a supplemental executive retirement plan that has permitted the Directors to award supplemental retirement benefits to Messrs. Grossi, Woodson, Fiscus, Crowe, Vallillo and Henricksen and to other officers individually selected by the Directors in amounts sufficient to prevent these Internal Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan's fixed formula.
(3) The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.
(4) As of their last employment anniversary dates, Messrs. Grossi, Woodson, Fiscus, Crowe, Vallillo and Henricksen had accrued 41, 1, 26, 34, 30, and 35 years of service, respectively.

                                     * * * *

                               BOARD OF DIRECTORS
                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     All of the members of the Compensation and Executive Development Committee of the Board of Directors (the Committee) are non-employee Directors.

     The Committee formulates all of the objectives and policies relative to the compensation of the officers of UI, subject to approval by the entire Board of Directors; and the Committee recommends to the Board of Directors all of the elements of the officers' compensation arrangements, including the design and adoption of compensation programs, the identity of program participants, salary grades and structure, annual payments of salaries and any awards under the annual incentive compensation program and the long-term incentive program.

     UI's basic executive compensation program consists of three components: annual salaries, bonuses under an annual incentive compensation program, and long-term incentive program awards. The overall objective of this program is to attract and retain qualified executives and to produce strong financial performance for the benefit of UI's shareowners while providing a high level of customer service and value for its customers. Accordingly, all of the Committee's decisions, in 1998 and in prior years, have ultimately been based on the Committee's assessment of UI's overall performance relative to other electric utilities of comparable size, the compensation practices and programs of other companies that are most likely to compete with UI for services of executive officers, UI's strategic objectives, and the challenges it faces.

     The Committee formulates annual salary ranges for officers by periodic comparisons to rates of pay for comparable positions in other electric utilities as reported in the Edison Electric Institute's Executive Compensation Survey (the EEI Survey). Within the applicable range, each individual officer's annual salary is then set at a level that will compensate the officer for day-to-day performance, in the light of the officer's level of responsibility, past performance, prior year's salary and bonus, and potential future contributions to UI's strategic objectives.

     As described in detail above at "Executive Compensation", UI's annual bonus program and its long-term incentive program have somewhat different purposes. Under the annual Executive Incentive Compensation Program, cash awards may be made each year to officers based on their achievement of performance levels formulated by the Committee with respect to (1) specific shareowner goals, (2) specific customer goals, (3) specific team/individual goals, and (4) a qualitative assessment of the officers' performance as a group with respect to strategic opportunities of UI during that year. UI's Long-Term Incentive Program rewards officers for achieving a return to shareowners over three-year periods of time. The Long-Term Incentive Program links long-term incentive awards to total return to shareowners compared to a peer group of electric utilities. Although this program is designed to provide strong incentives for superior future performance, it also encourages officers to continue serving UI, because the earning of each incentive award is conditioned upon the officer's continued service for the award's three-year performance period.

     For 1998, the annual bonus opportunities of UI's officers were targeted by the Committee such that the combination of each officer's 1998 salary and annual Executive Incentive Compensation Program award, assuming that pre-established performance goals were met, would approximate, on average, the 50th percentile of compensation for comparable positions as reported in the 1997 EEI Survey. Goals were established to focus the officers' attention on a

"balanced scorecard," covering financial, operational, customer and human resource measures. A prerequisite threshold level of recurring earnings per share was specified in order for any bonus to be earned. For 1998 the pre-established performance goals, accounting for 50% of each officer's bonus award, included measures of: recurring earnings per share from operations, recurring cash from operations available to pay down debt, sales revenues, utility costs, customer satisfaction, reliability, safety, innovation and training. For each of the business unit leaders, the President, the Chief Financial Officer and the Chief Executive Officer, 30% of the bonus award for 1998 was based on the achievement of business unit "balanced scorecard" goals. The remaining 20% of each officer's bonus award for 1998 was based on the Committee's qualitative assessment of the performance of UI's officers as a group with respect to 1998 strategic opportunities. For 1998, this assessment focused on the officers' achievements in the development and implementation of a comprehensive plan to prepare for the eventuality of either retail customer choice or some other form of competition that is more intense than the current framework. The comprehensive plan was to include items such as: addressing the issues of (i) price, (ii) past investment costs and (iii) ratio of Common Stock equity to total capitalization; and meeting the objectives of UI's becoming competitive in both the customer and financial markets.

     Some of the officers' achievements with respect to 1998 pre-established performance goals were especially strong, including 150% of the recurring cash available to pay down debt goal and 150% of the sales revenue goal. The recurring earnings per share from operations goal was achieved at 68%, between the threshhold and target levels, and the utility costs goal did not achieve the threshhold level. For the remaining goals, innovation, safety and training, achievements were 0%, 71% and 117%, respectively. Business unit leader, President, Chief Financial Officer and Chief Executive Officer achievements of business unit goals ranged between 50% and 117% of the several goals.

     Overall, the Committee's bonus awards for 1998 under the Executive Incentive Compensation Program ranged between 71% and 105% of the pre-established targeted awards, depending on the individual officer's achievements, reflecting a strong performance by UI's officers.

     Under the Company's Long-Term Incentive Program, a total of 30,400 Contingent Performance Shares were awarded in 1998 to 11 officers of the Company for the three-year Performance Period 1998-2000.

     During 1998, UI conducted, with the assistance of an outside compensation consulting firm, an extensive competitive review of its executive compensation program. The review found executive pay levels to be well-aligned with comparably-sized utility companies and resulted in modifications to the long-term incentive component of the executive pay program, as detailed below, in recognition of the utility industry's transition to a more competitive environment.

     As a result of this competitive review of UI's executive compensation program, the Committee recommended and Board approved a change in the long-term incentive plan to be effective in 1999. Stock options, granted under the proposed 1999 Stock Option Plan, if it is approved by the shareowners, will replace contingent performance shares as the form of long-term incentive. The Committee believes that the use of stock options provides an even stronger link between the officers and the interests of shareowners, as options only provide the optionee value once the stock price appreciates above the grant price.

      Long-term incentives, in recognition of the increasingly competitive business environment for utilities, are based on a competitive blend of utility and general industry award levels. It is the intention of the Compensation and Executive Development Committee (the Committee) to transition, over a period of several years, to a 50%/50% blend of median utility and general industry long-term incentive awards.

      The options will be granted to officers annually, as approved by the Committee. The number of options granted to each officer in 1999 will be based on a competitive blend of median EEl (utility) and general industry long-term award levels for comparably sized companies. Grants made in 1999 will be based on a weighted blend of 70% EEl and 30% general industry competitive long-term incentive data. The partial use of general industry data recognizes the more competitive environment for utilities and was deemed by the Committee to be an important step toward ensuring UI's ability to continue attracting, retaining and motivating experienced executive talent given similar changes in the compensation programs at other utilities.

     It is not expected that any compensation paid to an executive officer during 1999 will become non-deductible under Internal Revenue Code Section 162(m) (the "million dollar pay cap").

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1998

     In March of 1998, the Committee recommended, and the Board of Directors approved, a 1998 annual salary of $333,200 for Mr. Grossi, as Chairman of the Board of Directors and Chief Executive Officer of the Company. This annual salary was below the median salary for this officership position at other electric utilities of comparable size, as reported in the 1997 EEI Survey; but it was consistent with the Committee's judgment that a greater proportion of the targeted combination of base salary and targeted annual performance bonus should be shifted to the performance bonus component of his compensation. Mr. Grossi's annual bonus performance target for 1998 under the Executive Incentive Compensation Program was set at $116,620, consisting of a prerequisite threshhold level recurring earning per share from operations goal and pre-established goals with respect to recurring cash from operations available to pay down debt, sales revenues, utility costs, customer satisfaction, reliability, innovation, safety, training, business unit, and strategic opportunities, as detailed above. At the conclusion of 1998, the Committee recommended, and the Board of Directors approved, a 1998 bonus award of $95,000 to Mr. Grossi, representing 81% of his targeted annual performance bonus based on the achievements as described above.

       Mr. Woodson succeeded Mr. Grossi as Chief Executive Officer on May 20, 1998. In March of 1998, the Committee recommended, and the Board of Directors approved, a 1998 annual salary of $400,000 for Mr. Woodson, as Chief Executive Officer and President of the Company. This annual salary was between the median and the 75th percentile salary for this officership position at other electric utilities of comparable size, as reported in the 1997 EEI Survey; and below the 25th percentile of general industry sample for companies of similar size. It was the Committee's judgment that the salary was appropriate for an executive with the skills and abilities of Mr. Woodson to lead UI forward in the competitive business environment. Mr. Woodson's prorated annual bonus performance target for 1998 under the Executive Incentive Compensation Program was set at $119,692, consisting of a prerequisite threshhold level recurring earning per share from operations goal and pre-established goals with respect to recurring cash from operations available to pay down debt, sales revenues, utility costs, customer satisfaction, reliability, innovation, safety, training, business unit, and strategic opportunities, as detailed above. At the conclusion of 1998, the Committee recommended, and the Board of Directors approved, a 1998 bonus award of $105,000 to Mr. Woodson, representing 88% of his prorated targeted annual performance bonus based on the achievements as described above.

      The Committee's qualitative assessment of the performance of the officers as a group with respect to strategic opportunities during 1998 was positive and, in the judgment of the Committee, reflected favorably on Messrs. Grossi's and Woodson's leadership.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

                           Marc C. Breslawsky, Chair
                           Thelma R. Albright
                           David E. A. Carson
                           Betsy Henley-Cohn
                           James A. Thomas

                                     * * * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No director of UI who served as a member of the Compensation and Executive Development Committee during 1998 was, during 1998 or at any time prior thereto, an officer or employee of UI. During 1998, no director of UI was an executive officer of any other entity on whose Board of Directors an executive officer of UI served.



DIRECTOR COMPENSATION

    Directors who are employees of UI receive no compensation for their service as directors of UI.

    The remuneration of non-employee directors of the Company includes an annual retainer fee of $21,000, payable $9,000 for service during the first quarter of the year and $4,000 each for service during the second, third and fourth quarters of the year (the $9,000 retainer fee payable for service during the first quarter of the year is payable in shares of UI Common Stock or by credit to a stock account under the Non-Employee Directors' Common Stock and Deferred Compensation Plan described below), plus a fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee chairpersons receive an additional fee of $750 per quarter year. Non-employee directors are also provided travel/accident insurance coverage in the amount of $200,000.

    UI's Non-Employee Directors' Common Stock and Deferred Compensation Plan (the "Plan") has two features: a mandatory Common Stock feature; and an optional Deferred Compensation feature. Each non-employee director has two accounts in the Plan: a stock account for the accumulation of units that are equivalent to shares of Common Stock ("Stock Units"), and on which amounts equal to cash dividends on the shares of UI Common Stock represented by Stock Units in the account accrue as additional Stock Units; and a cash account for accumulation of the director's fees payable in cash that the director elects to defer, and on which interest accrues at the prime rate in effect at the beginning of each month at Citibank, N.A.

    Under the Common Stock feature of the Plan, a credit of Stock Units to each non-employee director's stock account in the Plan is made on or about the first day of March in each year, unless the director elects to receive shares of UI Common Stock in lieu of having an equivalent number of Stock Units so credited to his or her stock account. Each annual credit consists of a number of whole and fractional Stock Units equal to the sum of 200 plus the quotient resulting from dividing the retainer fee for the first quarter of the year by the market value of UI Common Stock on the date of the credit.

    Under the Deferred Compensation feature of the Plan, a non-employee director may elect to defer receipt of all or part of (i) his or her retainer fee for service during the second, third and fourth quarters of each year, (ii) his or her committee chairperson fees, and/or (iii) his or her meeting fees, which are payable in cash. All amounts deferred are credited when payable, at the director's election, to either the director's cash account or to the director's stock account (in a number of whole and fractional Stock Units based on the market value of UI Common Stock on the date the fee is payable) in the Plan.

    All amounts credited to a non-employee director's cash account or stock account in the Plan are at all times fully vested and nonforfeitable, and are payable only upon termination of the director's service on the Board of Directors. At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of UI Common Stock.

    In the event that the corporate reorganization into a holding company structure is consummated, the directors of UI will continue their service as directors of UI and become directors of Holdings, and their compensation will continue on the same terms. At the time of effectiveness of the Plan of Exchange, Holdings will automatically assume all of UI's obligations under the Plan, and all Stock Units in Plan accounts will become equivalent to shares of Holdings Common Stock.

SHAREOWNER RETURN PRESENTATION
    Set forth below is a line graph comparing the yearly change in the Company's cumulative total shareowner return on its Common Stock with the cumulative total return on the S&P Composite-500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 1994 and ending 1998.



                    1993       1994        1995       1996       1997      1998
                    ----       ----        ----       ----       ----      ----
    UIL             $100       $  83       $111       $103       $157      $193
    S&P 500          100         101        139        170        227       292
    S&P PUB. UTY.    100          93        129        133        164       188
    S&P EL. CO.      100          87        113        113        141       163



* ASSUMES THAT THE VALUE OF THE INVESTMENT IN THE COMPANY'S COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1993 AND THAT ALL DIVIDENDS WERE REINVESTED. FOR PURPOSES OF THIS GRAPH, THE YEARLY CHANGE IN CUMULATIVE SHAREOWNER RETURN IS MEASURED BY DIVIDING (I) THE SUM OF (A) THE CUMULATIVE AMOUNT OF DIVIDENDS FOR THE YEAR, ASSUMING DIVIDEND REINVESTMENT, AND (B) THE DIFFERENCE IN THE FAIR MARKET VALUE AT THE END AND THE BEGINNING OF THE YEAR, BY (II) THE FAIR MARKET VALUE AT THE BEGINNING OF THE YEAR. THE CHANGES DISPLAYED ARE NOT NECESSARILY INDICATIVE OF FUTURE RETURNS MEASURED BY THIS OR ANY METHOD.


EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

     The Board of Directors of UI, at a meeting held on January 25, 1999, and in accordance with the recommendation of its Audit Committee, voted to employ the firm of PricewaterhouseCoopers LLP to make an audit of the books and affairs of UI for the fiscal year 1999. One or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

     If the shareowners do not, by the affirmative vote of a majority of the shares of Common Stock represented at the meeting, approve the employment of PricewaterhouseCoopers LLP as independent public accountants, their employment will be reconsidered by the Board of Directors.

PROPOSAL 1 - APPROVAL OF 1999 STOCK OPTION PLAN:

         In 1990, UI's shareowners approved, and UI established, a 1990 Stock Option Plan, pursuant to which a total of 669,800 stock options were granted by the Board of Directors during the years 1990 through 1994. No stock options were granted in 1995 and, in 1996, the Board of Directors replaced the 1990 Stock Option Plan with the Long-Term Incentive Program described at "EXECUTIVE COMPENSATION." At the present time, only 16,300 unexercised stock options remain outstanding and unexercised under the 1990 Plan.

         The Board of Directors now believes that the shareowners' interests will be better served going forward if the long-term incentive program for management is once again based on stock options. Accordingly, the Board of Directors has made no awards of Contingent Performance Shares in 1999 for the 1999-2001 three-year Performance Period under the 1966 Long-Term Incentive Program, and the directors intend to substitute, for these awards, grants of stock options under the proposed 1999 Stock Option Plan (the "Plan"), which the Board of Directors approved on March 22, 1999 and recommends that the shareowners approve.

         The Plan is intended to promote the profitability of UI and its subsidiaries by: (i) providing directors, officers and certain key full-time employees with incentives to contribute to the success of UI, and (ii) enabling UI to attract, retain and reward the best available directors and managerial employees. If approved, the Plan is effective as of March 22, 1999 and, unless terminated sooner by the Board of Directors, will terminate on March 21, 2009. After termination, no further options will be granted under the Plan, although options outstanding on the termination date will not be cancelled by the termination. The full text of the Plan is set forth in the attached Exhibit A to this Proxy Statement and Prospectus. The following description and discussion of the Plan is qualified in its entirety by reference to Exhibit A.

         A maximum of 650,000 shares of UI Common Stock may be purchased pursuant to the Plan, and the maximum number of shares that may be purchased through options granted in any one year to any employee may not exceed 50,000. The shares acquired will be authorized but unissued shares. Options under the Plan may be granted as Incentive Stock Options ("ISOs"), intended to qualify for favorable tax treatment under federal tax law, or as Nonqualified Stock Options ("NSOs"). When ISOs or NSOs become exercisable and are exercised by the optionee to whom they have been granted, the optionee pays to UI the exercise price per share fixed on the date of the option grant and receives shares of UI Common Stock equal to the number of ISOs or NSOs exercised. All proceeds received by UI from the exercise of options will be used for general corporate purposes.

         The Plan requires that the exercise price per share for all options be equal to or greater than the fair market value of the Common Stock on the date of the creation of the option. In the case of the creation of any ISO for an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of UI or any of its subsidiaries, the Plan requires that the option exercise price per share be equal to or greater than 110% of the fair market value of shares of Common Stock on the date the option is created. No option may be repriced after the date of its creation. Fair market value on any date is determined by averaging the high and low sales prices on that date of the Common Stock on the New York Stock Exchange. The exercise price of an option is payable in cash, by check, or in shares of UI Common Stock having a fair market value on the date the option is exercised equal to the option exercise price of the options being exercised, or any combination of cash, check and such shares.

         A Committee of UI's Board of Directors, exclusive of any Director who is, or within the previous twelve months has been, an employee, administers the Plan. The Committee selects the optionees, determines the number of stock options to be granted to each optionee, whether such stock options will be NSOs or ISOs, and whether any stock option will include a right to purchase an additional share of Common Stock contingent upon the option holder's having exercised the stock option and having paid its exercise price in full in shares of UI Common Stock (a "Reload Right"). The Committee also determines the period within which each stock option granted will be exercisable, and may provide that the stock options will become exercisable in installments. The following rules must be observed: (i) no stock option may be exercisable less than one year, or more than ten years, from the date it is granted, (ii) no more than 1/3 of the number of stock options granted to any optionee on any date may first become exercisable in any twelve-month period, (iii) in the case of the grant of an ISO to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of UI or any of its subsidiaries, in no event may such stock option be exercisable more than five years from the date it is granted, (iv) in the case of ISOs, the number of stock options granted to an optionee on any date which may first become exercisable in any calendar year must be limited to $100,000 divided by the exercise price per share, (v) an option arising from the exercise of a Reload Right cannot be exercised before the six-month anniversary of the date when the Reload Right was exercised, and it will expire on the same date on which the option from which it arose would have expired if it had not been exercised, (vi) except as otherwise provided in the Plan, an employee optionee may exercise a stock option only if he or she is, and has continuously been since the date of the stock option was granted, a full-time employee of the Company or one of its subsidiaries.

         Upon the termination of a director optionee's service as a director, or of an employee optionee's full-time employment as a result of retirement, death or disability, all of the optionee's options that are not then exercisable will become immediately exercisable. Upon the termination of an employee optionee's full-time employment for any other reason, all of the optionee's options that are not then exercisable will automaically expire. Stock options exercisable on the date of termination due to death will be exercisable for a period of one year after the date of death. ISOs exercisable on the date of termination due to retirement will be exercisable for a period of three months after such termination. ISOs exercisable on the date of termination due to a disability will be exercisable for a period of one year after such termination. NSOs exercisable on the date of termination due to retirement or disability will be exercisable for a period of three years after such termination. All stock options exercisable on the date of voluntary or involuntary termination of full-time employment due to any cause other than death, retirement or disability will be exercisable as follows: ISOs will be exercisable within three months after the date of termination and NSOs will be exercisable within five months after the date of termination. However, if an optionee is terminated for cause or engages in an occupation or business that is a competitor of UI or any of its subsidiaries, all of such optionee's unexercised stock options may be cancelled by the Board of Directors.

         In the event of a change of control of UI (other than pursuant to the Plan of Exchange), all stock options that have been granted and have not expired or been exercised will become immediately exercisable.

         The Board of Directors will have authority to modify or terminate the Plan and may suspend and, if suspended, reinstate the Plan. However, the Board of Directors will not be permitted to alter or impair any stock option previously granted under the Plan without the optionee's consent; and no modification or termination may, without the prior approval of UI's Common Stock shareowners: (i) increase (except in the case of a readjustment of the Common Stock or a recapitalization) the 650,000 maximum number of shares that may be acquired by participants under the Plan, (ii) reduce the option price that is established under the Plan, (iii) extend the maximum option term under the Plan beyond ten years, or (iv) change the Plan's eligibility requirements.

         UI believes that under present federal tax laws, the grant of stock option will create no tax consequences for an optionee or UI. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and UI will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. However, optionees who are subject to certain federal securities law restrictions will, unless they elect otherwise, generally not recognize ordinary compensation income from the exercise of a NSO until such restrictions lapse. UI will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. The tax treatment to an optionee of a disposition of shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. Generally, there will be no tax consequences to UI in connection with a disposition of shares acquired under an option, except that UI will be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         On March 22, 1999, the Board of Directors granted, subject to shareowner approval of the Plan, ________ NSOs, with Reload Rights, to ____ directors and key employees, as follows:

These NSOs will become exercisable in three equal installments. One-third of each optionee's NSOs will first become exercisable on March 22 in each of the years 2000, 2001 and 2002. All of these NSOs will expire, unless sooner exercised or terminated, on March 21, 2009.

         The option exercise price per share for all of these NSOs is the fair market value of the Common Stock on March 22, 1999, which was $_____.

         In the event that the corporate reorganization into a holding company structure is consummated, the Plan will automatically be assumed by and become the stock option plan of Holdings, and all options granted and outstanding at the time of the Share Exchange will be automatically converted into options to acquire Holdings Common Stock on the same terms.

         Although authorized but unissued shares of UI Common Stock are available for issuance from time to time by the Board of Directors without approval by the shareowners, the 1999 Stock Option Plan is subject to shareowner approval under the listing requirements of the New York Stock Exchange. Accordingly, it is proposed that the shareowners vote at the meeting to approve the Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of UI's issued and outstanding Common Stock represented at the meeting. The issuance of authorized but unissued shares of the UI's Common Stock pursuant to the Plan is also subject to approval by the Connecticut Department of Public Utility Control (the "DPUC"). Although approval by the DPUC does not require a specific finding as to the fairness of the security issue to the Company's shareowners, the Department does consider, among other things, the effect of proposed issues on the capital structure of UI.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              "FOR" PROPOSAL 1 - APPROVAL OF 1999 STOCK OPTION PLAN


PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE

                                     GENERAL

         The Board of Directors and management of UI consider it to be in the best interests of UI, its shareowners and customers to change the corporate organization of UI into a holding company structure. The holding company structure will be accomplished through a reverse triangular merger pursuant to the Plan of Exchange and in accordance with the Connecticut Business Corporation Act ("CBCA"). Consummation of the Plan of Exchange will result in UI becoming a wholly-owned subsidiary of Holdings, a newly-formed Connecticut corporation, and the present holders of UI Common Stock becoming the holders of Holdings Common Stock. In order to implement the Plan of Exchange, UI has formed Holdings as UI's wholly-owned subsidiary. Holdings, in turn, has formed its own wholly-owned Connecticut corporation subsidiary named United Mergings, Inc. ("Mergings"). When the Plan of Exchange is put into effect (the "Effective Time"), the following events will occur in order to create the holding company structure:

         o Mergings will merge with and into UI with UI being the surviving corporation.

         o Each outstanding share of Mergings Common Stock will be automatically converted into one share of UI Common Stock.

         o Each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) will be automatically converted into one share of Holdings Common Stock.

         o Each share of Holdings Common stock owned by UI will automatically be cancelled.

         The Board of Directors of UI has unanimously approved, and has recommended that UI's shareowners approve, the Plan of Exchange, which is subject to shareowner and regulatory approvals. See "REQUIRED SHAREOWNER APPROVAL" and "REQUIRED REGULATORY APPROVALS." A copy of the Plan of Exchange is attached to this Proxy Statement and Prospectus as Exhibit B and is incorporated herein by this reference. The Share Exchange will not result in the recognition of gain or loss by UI's shareowners for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         The other securities of UI will not be affected by the Plan of Exchange, and each will remain an outstanding security of UI. UI will also continue to own all of the general partnership interests in United Capital Funding Partnership L.P. and UI will continue to guarantee the 9 5/8% Preferred Capital Securities, Series A (Liquidation Preference $25 per Security) of such partnership after the Merger.

                      ORGANIZATION OF HOLDINGS AND MERGINGS

HOLDINGS

         Holdings was incorporated under the laws of the State of Connecticut on March 22, 1999. Holdings was organized to become the parent of UI and currently has only nominal equity capital and no debt. Before the Effective Time, the only business of Holdings will be the execution, delivery and performance of the Plan of Exchange and the assets of Holdings will consist only of (a) $1,000 in cash, representing one half of the equity capital contributed by UI, the owner of 100 shares of Holdings Common Stock and Holdings' sole shareholder, and (b) 100 shares of Mergings Common Stock, which constitutes all of the issued and outstanding shares of Mergings Common Stock and which was acquired by Holdings with the other half of the equity capital contributed to it by UI. The officers of Holdings prior to the Effective Time will be Nathaniel D. Woodson, Chairman of the Board of Directors and Chief Executive Officer, Robert
L. Fiscus, Vice Chairman of the Board of Directors and Chief Financial Officer, and Kurt Mohlman, Treasurer and Secretary; and the directors of Holdings prior to the Effective Time will be Messrs. Woodson and Fiscus. At the Effective Time, all of the shares of Holdings Common Stock held by UI will be cancelled, and the other directors of UI will become additional directors of Holdings. See "DIRECTORS AND MANAGEMENT OF HOLDINGS." The principal executive offices of Holdings are now, and will remain after the consummation of the Plan of Exchange, at 157 Church Street, New Haven, Connecticut 06510.

MERGINGS

         Mergings was incorporated under the laws of the State of Connecticut on March 22, 1999. Mergings was organized as a wholly-owned subsidiary of Holdings to facilitate the Plan of Exchange. At the Effective Time, Mergings will cease to exist as a result of its merger with and into UI. Mergings has only nominal equity capital and no debt. Prior to the Effective Time, the only business of Mergings will be the execution, delivery and the performance of the Plan of Exchange and the assets of Mergings will consist only of $1,000 in cash, representing the equity capital contributed by Holdings, the owner of 100 shares of Mergings' Common Stock and Mergings' sole shareowner. The officers and directors of Mergings prior to the Effective Time will be Messrs. Woodson, Fiscus and Mohlman, each holding the same offices in Mergings as he holds in Holdings. At the Effective Time, all 100 of the shares of Mergings Common Stock owned by Holdings will be automatically converted into an equal number of shares of UI Common Stock and Holdings will become the sole shareowner of UI.

ORGANIZATIONAL CHARTS

The following charts demonstrate the differences between UI's present organizational structure and the organizational structure of Holdings after the Merger.

UI's current corporate structure is as follows:

                        THE UNITED ILLUMINATING COMPANY
                         EXISTING UNIT ORGANIZATION


                     --------------------------------------
                            The United Illuminating
                                   Company




                             United Resources, Inc.





 American Payment      Precision Power,        Thermal         United Bridgeport
   Systems, Inc.             Inc.           Energies, Inc.        Energy, Inc.






                          Precision
                        Constructors,
                             Inc.

         The reorganized corporate structure after the consummation of the Plan of Exchange is expected to be as follows:


                              THE UNITED ILLUMINATING COMPANY
                               REORGANIZED UNIT ORGANIZATION


                          --------------------------------------
                                      UIL Holdings
                                       Corporation




              The United Illuminating            United Resources, Inc.
                      Company



  American Payment     Precision Power,         Thermal       United Bridgeport
    Systems, Inc.            Inc.            Energies, Inc.      Energy, Inc.



                         Precision
                       Constructors,
                            Inc.

                        REASONS FOR THE PLAN OF EXCHANGE

GENERAL

         The Board of Directors of UI considered many factors in its decision to recommend the Plan of Exchange. A summary of all of the material factors considered by the Board of Directors in approving and recommending the Plan of Exchange appears below.

COMPETING IN A NEW REGULATORY ENVIRONMENT

         The Board of Directors has determined that, in order to facilitate the clear functional unbundling and separation of UI's Distribution Company assets and operations from its unregulated assets and operations, UI's corporate organization ought to be restructured. In addition to this purpose, the corporate reorganization proposed, a holding company structure, will also afford UI the managerial, structural and financial flexibility necessary to meet challenges in the future competitive marketplace. It will also promote prudent and efficient management of the Distribution Company, because management will be better able to identify costs, and cost causation, by function. And the holding company structure proposed will, by assuring that unregulated business activities are not conducted in subsidiaries of the Distribution Company, provide more definitive insulation of the Distribution Company's customers from actual or perceived risks associated with those unregulated business activities.

         The electric energy industry is becoming more competitive at both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments. The more important of these developments from UI's perspective are described below. UI believes that it can optimize its ability to participate in the changing electric energy industry and its various business segments by creating the holding company structure. As described in detail in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in UI's 1998 Annual Report to Shareowners, Connecticut has enacted a massive and complex statute that is designed to cause a restructuring of the State's regulated electric utility industry. The business of generating and supplying electricity directly to consumers will be price-deregulated and opened to competition beginning in the year 2000. At that time, these business activities will be separated from the business of delivering electricity to consumers, which is also known as the transmission and distribution business. Incumbent franchised utility companies, including UI, will remain in the transmission and distribution business and will continue to be regulated by the Connecticut Department of Public Utility Control as Distribution Companies. In compliance with the restructuring statute, UI has filed with the DPUC an "unbundling" plan. The plan states that UI intends to retain all of its transmission and distribution assets and operations and remain a franchised, regulated Distribution Company. The plan also states that UI's transmission and distribution assets and operations will be legally and functionally separated from its unregulated generation assets and operations and all of its other unregulated assets and operations, including those of UI's existing subsidiaries.

INCREASED FLEXIBILITY

         UI is subject to Title 16 of the Connecticut General Statutes and the rules and regulations promulgated thereunder. Title 16 imposes limitations and conditions on UI's operations and its ability to obtain financing. These limits and the delay caused by the required DPUC approval process represent a significant constraint on UI's ability to compete with unregulated companies. Historically, UI has been able to compete successfully notwithstanding these statutory restrictions because most of its competition was similarly regulated. However, with the unbundling of the electric energy industry and entry by non-regulated entities into business segments that were previously engaged in only by regulated utilities, UI's ability to compete successfully is greatly diminished.

         Holdings' unregulated subsidiaries will be able to engage in unregulated utility business segments and obtain debt and equity financing without having to comply with Title 16 and without first having to obtain DPUC approval. Following the restructuring, the unregulated subsidiaries will engage only in businesses that are not regulated by the DPUC. Such businesses may, of course, encounter competitive and other factors not generally experienced by UI, and may have different, and perhaps greater, investment risks than those involved in the regulated electric energy business of UI. Any losses incurred by such businesses will not be recoverable through UI's rates.

         As of December 31, 1998, UI had $1,891 million of consolidated assets. The unregulated assets of UI's subsidiaries represented approximately 2% of UI's total consolidated assets. For 1998, UI had $686 million of annual operating revenues from its utility operations, and UI's unregulated subsidiaries had annual operating revenues of $62 million.

OTHER BENEFITS OF THE HOLDING COMPANY STRUCTURE

         Following is a summary of some of the other substantial benefits that may be derived from operating through the holding company structure.

         o The separation of UI's regulated utility operations from Holdings operations in other non-regulated business segments will help avoid any perception of cross-subsidization that might otherwise arise if all operations were performed by UI or a subsidiary of UI.

         o The business risk from the unregulated operations of Holdings and its subsidiaries will not be transferred to UI's utility operations.

         o UI will obtain additional legal protection from the liabilities of the unregulated subsidiaries of Holdings and, similarly, each of Holdings' unregulated subsidiaries will obtain additional legal protection from the liabilities of each other unregulated subsidiary and from the liabilities of UI.

         o The holding company structure will permit the use of financing techniques that are more suited to the particular requirements, characteristics and risks of Holdings' unregulated businesses without affecting the creditworthiness of UI.

                                PLAN OF EXCHANGE

         The Plan of Exchange, a copy of which is attached hereto as Exhibit B, has been unanimously approved by the Boards of Directors of UI, Holdings and Mergings, by UI as the sole shareowner of Holdings, and by Holdings as the sole shareowner of Mergings. Pursuant to its terms, at the Effective Time, the following events will occur: (i) Mergings will merge with and into UI with UI being the surviving corporation; (ii) each outstanding share of Merging's Common Stock will be automatically converted into one share of UI Common Stock; (iii) each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) will be automatically converted into one share of Holdings Common Stock; (iv) each share of Holdings Common Stock owned by UI will automatically be cancelled.

         Neither the Certificate of Incorporation of UI, nor UI's Bylaws, will be affected by the Plan of Exchange. Holdings is governed by its own separate Certificate of Incorporation that was filed with the Secretary of State of the State of Connecticut on March 22, 1999 and by its own separate Bylaws. Holding's Certificate of Incorporation and Bylaws are patterned on contemporary Connecticut business corporation models. Copies of these documents are attached to this Proxy Statement and Prospectus as Exhibits D and E. See "DESCRIPTION OF HOLDINGS CAPITAL STOCK" for a discussion of the relative rights of a shareowner of UI prior to the Effective Time and a shareowner of Holdings at and after the Effective Time.

         The other outstanding securities of UI, including its debt instruments, will not be affected by the Plan of Exchange and each will remain an outstanding security of UI. UI will also continue to own all of the general partnership interests in United Capital Funding Partnership L.P. and UI will continue to guarantee the 9 5/8 % Preferred Capital Securities, Series A (Liquidation Preference $25 per Security) of that partnership after the Effective Time.

                          REQUIRED SHAREOWNER APPROVAL

         Under Connecticut law, the Plan of Exchange must be approved by two-thirds of the voting power of each voting group entitled to vote on it. The holders of UI Common Stock are the only voting group entitled to vote on the Plan of Exchange. Approval of the Plan of Exchange, therefore, requires the affirmative vote of two-thirds of the issued and outstanding shares of UI's Common Stock shareowners voting as a group. Since the voting requirement for approval of the Merger relates to outstanding shares (as opposed to shares voted at the Meeting), broker non-votes and abstentions both will have the legal effect of negative votes.

                               DISSENTERS' RIGHTS

         The Connecticut Business Corporation Act (the "CBCA") provides dissenters' rights of appraisal for the owners of UI Common Stock who object to the Plan of Exchange and meet the requisite statutory requirements contained in Sections 33-855 through 33-872 of the CBCA. Under the CBCA, if the Plan of Exchange is approved by UI shareowners and is consummated, any owner of UI Common Stock who wishes to assert dissenters' rights must do all of the following: (a) deliver to UI, before the vote is taken, written notice of his, her or its intent to demand payment for his, her or its shares of UI Common Stock, (b) not vote such shares in favor of the Plan of Exchange, and (c) upon receipt of a Dissenters' Notice from UI, demand payment, certify whether the shareowner acquired beneficial ownership of the shares before the date set forth in the Dissenters' Notice, and deposit the certificate or certificates representing such shareowner's shares in accordance with the terms of the Dissenters' Notice. At the Effective Time, UI will pay to such shareowner the amount UI estimates to be the "fair value" of such shares of UI Common Stock as of the time immediately prior to the Effective Time.

         A shareowner who does not satisfy each of the requirements listed in the preceding paragraph will not be entitled to payment for such shareowner's shares of UI Common Stock under the dissenters' rights provisions of the CBCA and will be bound by the terms of the Plan of Exchange. Notwithstanding the foregoing, a shareowner who satisfies requirements (a) and (b) in the preceding paragraph, but acquired beneficial ownership of his, her or its shares on or after the announcement date set forth in the Dissenters' Notice from UI (see "Notice and Demand" below) will be entitled to payment. UI may, however, elect to withhold such payment unless such shareowner agrees to accept, in full satisfaction of such shareowner's demand, the amount offered by UI.

         A shareowner of record may assert dissenters' rights as to fewer than all the shares registered in such shareowner's name only if such shareowner (a "Partial Dissenter") dissents with respect to all shares beneficially owned by any one person and notifies UI in writing of the name and address of each person on whose behalf such shareowner of record asserts dissenters' rights. The rights of a Partial Dissenter are determined as if the shares as to which such Partial Dissenter dissents and such Partial Dissenter's other shares were registered in the names of the different beneficial owners. A beneficial shareowner may assert dissenters' rights as to shares held on such beneficial shareowner's behalf only if (a) such beneficial shareowner submits to UI the record shareowner's written consent to the dissent not later than the time the beneficial shareowner asserts dissenter's rights, and (b) such beneficial shareowner does so with respect to all shares of which such beneficial shareowner is the beneficial owner or over which such beneficial shareowner has power to direct the vote.

         Set forth below is a more detailed summary of the procedures relating to the exercise of dissenters' rights under the CBCA. The following summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, the provisions of Sections 33-855 through 33-372 of the CBCA, a copy of which is attached to this Proxy Statement and Prospectus as Exhibit C hereto and to any amendments to such sections that may be adopted after the date of this Proxy Statement and Prospectus.

WRITTEN NOTICE

         The CBCA requires that an owner of UI Common Stock who wishes to assert dissenters' rights (a) deliver to UI before the vote on approval of the Plan of Exchange is taken, written notice of such shareowner's intent to demand payment for shares of UI Common Stock if the proposed Plan of Exchange is consummated and (b) not vote such shares of UI Common Stock in favor of the Plan of Exchange proposal. ANY NOTICE BY A DISSENTING SHAREOWNER MUST BE RECEIVED BY UI AT 157 CHURCH STREET, NEW HAVEN, CONNECTICUT 06510, ATTENTION: TREASURER AND SECRETARY, PRIOR TO THE VOTE'S BEING TAKEN AT THE ANNUAL MEETING.

NOTICE AND DEMAND

         Within ten days after the date on which the Plan of Exchange is approved by UI shareowners at the Annual Meeting, UI must deliver a written Dissenters' Notice to each dissenting shareowner. The Dissenters' Notice will

         o state where the payment demand must be sent and where and when certificates for certificated shares of UI Common Stock must be deposited,

         o inform holders of uncertificated shares of Common Stock to what extent transfer of the shares will be restricted after the payment demand is received,

         o supply a form for demanding payment that (a) includes the date, which was October 1, 1998, of the first announcement to the news media of the terms of the proposed Plan of Exchange and (b) requires that the shareowner asserting dissenter's rights certify whether or not he, she or it acquired beneficial ownership of UI Common Stock before that date,

         o prescribe a date by which UI must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date such Dissenters' Notice is delivered to the dissenting shareowner, and

         o be accompanied by a copy of Sections 33-855 through 33-872 of the CBCA, inclusive.

A dissenting shareowner who wishes to assert dissenters' rights must make the payment demand, certify whether such dissenting shareowner acquired beneficial ownership of the shares of UI Common Stock before the October 1, 1998 announcement date set forth in the Dissenters' Notice, and deposit the UI Common Stock certificates in accordance with the terms of the Dissenters' Notice.

         At the Effective Time, UI must pay each dissenting shareowner that has complied with the applicable provisions of the CBCA the amount estimated to be the fair value of such dissenting shareholder's shares of UI Common Stock and provide to each such dissenting shareholder certain financial data relating to UI and other specified information as required by the CBCA. If the Effective Time is not within 60 days after the date set for demanding payment and depositing share certificates, UI will return the deposited certificates and, if the Plan of Exchange is subsequently effected, UI will deliver a new Dissenters' Notice and repeat the payment demand procedure. If payment is not made on the date of the Effective Time, then UI will be obligated to pay accrued interest from the Effective Time until the date of payment, at the average rate paid by UI on its principal bank loans.

         UI may elect to withhold payment from a dissenting shareholder who acquired beneficial ownership of UI Common Stock after the October 1, 1998 date set forth in the Dissenters' Notice as the date of the first announcement of the terms of the proposed Plan of Exchange. If UI so elects to withhold payment, it must, after the Effective Time, estimate the fair value of the shares of UI Common Stock and pay, to each such dissenting shareowner who agrees to accept it in full satisfaction of such shareowner's payment demand, such amount plus accrued interest from the Effective Time until the date of payment at the average rate paid by UI on its principal bank loans and provide certain other specified information, as set forth in the CBCA, to each such dissenting shareowner.

COURT PROCEEDINGS

         If a dissenting shareowner believes that the amount offered or paid is less than the fair value of such dissenting shareholder's shares of UI Common Stock, that dissenting shareowner may, within 30 days after the payment was made or offered, notify UI in writing of such dissenting shareowner's own estimate of the fair value of the shares of UI Common Stock, and demand payment of such fair value (less any payments previously received by such dissenting shareowner). A dissenting shareowner waives the right to demand payment as described in this paragraph unless such dissenting shareowner notifies UI thereof within 30 days after UI has made or offered payment for such dissenting shareowner's shares of UI Common Stock. If a dissenting shareowner's payment demand remains unsettled in accordance with his, her or its own estimate of the fair value of the UI Common Stock, UI must (a) commence a proceeding in the Connecticut Superior Court within 60 days after receiving the shareowner's notice, to determine the fair value of the shares of UI Common Stock, or (b) pay to such dissenting shareowner the fair value demanded. The costs of a court proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against UI. The court may, however, assess such court costs, including the fees and expenses of counsel and experts, against any party thereto, including UI or any dissenting shareowner, if such party is found by the court to have acted arbitrarily, vexatiously or not in good faith with respect to the exercise of dissenters' rights under the CBCA.

                          REQUIRED REGULATORY APPROVALS

         In addition to the shareowner approval described above, UI must obtain the approval of the DPUC, under the Connecticut General Statutes, the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, and the Nuclear Regulatory Commission (the "NRC"), under the Atomic Energy Act, in order to consummate the Plan of Exchange. Following is a description of the status of UI's applications with each such governmental agency.

         On November 13, 1998 UI filed with the DPUC an application for approval to establish a holding company structure. Public hearings on the application were held by the DPUC on February 18, 1999 and March 8, 1999. As part of its review of the application, the DPUC is considering the financial, technological and managerial suitability and responsibility of UI and the ability of UI to continue to provide safe, adequate and reliable service to the public though its plant, equipment and manner of operation if the application were to be approved.

               An application was filed with the FERC on March __, 1999 for approval of the Plan of Exchange. The application will be approved by FERC if it finds that the Plan of Exchange is consistent with the public interest.

               An application was filed with the NRC on March ___, 1999 for approval of the Plan of Exchange. The application will be approved by the NRC if it finds that [CRITERIA TO BE INSERTED].

         The consummation of the Plan of Exchange is conditioned upon the receipt of all of the foregoing governmental approvals.

                             REGULATION OF HOLDINGS

         At the Effective Time, Holdings will become a holding company within the meaning of the Public Utility Holding Company Act of 1935 (the "PUHCA"). However, Holdings will be entitled to file an annual exemption statement with the Securities and Exchange Commission (the "SEC") claiming exemption under
Section 3(a)(1) of the PUHCA, and thereby become and remain exempt from all provisions of the PUHCA except Section 9(a)(2), which requires prior SEC approval of certain acquisitions of utility entities. The basis for this exemption will be that both Holdings and UI, as Holdings' only public utility subsidiary, will be incorporated in the same State, will be predominantly intrastate in character and will carry on their businesses substantially in their State of incorporation - Connecticut. The exemption will be available only so long as the utility business of UI, and of any other utility company subsidiary that Holdings may create or acquire and from which Holdings derives a material part of its income, is predominantly intrastate in nature. The exemption may also be revoked if the SEC determines that the exemption may be detrimental to the public interest or the interests of investors or consumers. Holdings has no present plan to engage in any activity that would require it to register as a public utility holding company subject to regulation under the PUHCA.

         So long as Holdings is not a public utility, it will not be subject under present Connecticut or federal law to regulation by the DPUC, the FERC or the NRC.


                              BUSINESS OF HOLDINGS

         See "ORGANIZATION OF HOLDINGS AND MERGINGS - HOLDINGS" for a description of the organization of Holdings and its operations prior to the Effective Time of the Plan of Exchange.

         Once the Plan of Exchange is consummated, Holdings will be a holding company that owns all of the Common Stock of UI. Holdings will be able to engage, directly or though subsidiaries, in other businesses that are unrelated to the principal regulated utility business of UI. Holdings will obtain financing for its operations from dividends and other distributions it receives from UI and its other subsidiaries, borrowings and the sale of its own equity and debt securities.

         UI has one wholly-owned subsidiary, United Resources, Inc., a Connecticut corporation ("URI"), that presently serves as the parent corporation for several unregulated business corporations, each of which is incorporated separately in the State of Connecticut. UI will transfer its stock of URI to Holdings immediately after the Effective Time. This transfer will complete the corporate restructuring by separating Holdings regulated and unregulated business segments. URI's four subsidiaries engage in the different businesses described below:

         o American Payment Systems, Inc., URI's largest subsidiary, manages a national network of agents for the processing of bill payments made by customers of UI and other utilities.

         o Thermal Energies, Inc. is participating in the development of district heating and cooling facilities in the downtown New Haven, Connecticut, area, including the energy center for an office tower and participation as a 52% partner in the energy center for a city hall and office tower complex.

         o Precision Power, Inc. provides power-related equipment and services to the owners of commercial buildings and industrial facilities.

         o United Bridgeport Energy, Inc. is participating in a merchant wholesale electric generating facility being constructed at the Bridgeport Harbor Station generating plant.

                            AMENDMENT OR TERMINATION

         UI and Holdings may amend, modify or supplement the Plan of Exchange in such manner as may be agreed upon by the Boards of Directors of UI and Holdings at any time before or after approval of the Plan of Exchange by the shareowners of UI; provided, however, that no amendment, modification or supplement will be made which would, in the judgment of the Board of Directors of UI, materially and adversely affect the shareowners of UI.

         UI may terminate the Plan of Exchange at any time before or after its approval by UI's shareowners, by action of the Board of Directors of UI, if UI's Board determines, in its sole discretion, that the Share Exchange would be inadvisable or not in the best interests of UI or its shareowners. In making such determination, UI's Board would consider, among other things, the nature of DPUC approval and of any conditions imposed upon Holdings or UI in connection with obtaining such approval, the nature of the FERC approval under the Federal Power Act, the nature of the NRC approval under the Atomic Energy Act, the nature of any further regulatory approval requirements not now anticipated, the failure to receive a favorable confirming opinion of counsel as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," or demands for cash payments, if any, made by owners of UI Common Stock seeking to exercise statutory dissenters' rights as described under "DISSENTERS' RIGHTS." UI is unable to predict under what other circumstances the Plan of Exchange might be terminated and abandoned.

                      EFFECTIVE DATE OF THE SHARE EXCHANGE

         The Share Exchange will become effective upon the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of Connecticut on a date to be selected by UI and Holdings as provided in the Plan of Exchange. Subject to the receipt of required regulatory and shareholder approvals, it is expected that the effective date will occur on July 1, 1999 or as soon thereafter as is practicable. UI has no control over the timing of required regulatory approvals. UI cannot predict when, or if, such regulatory approvals will be obtained. See also "AMENDMENT OR TERMINATION".

                   EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED

         If the Share Exchange is effected, it will not be necessary for owners of UI Common Stock to make a physical exchange their existing stock certificates for stock certificates of Holdings. The owners of UI Common Stock will automatically become the owners of shares of Holdings Common Stock on a share-for-share basis. The present stock certificates of UI will automatically represent shares of Holdings Common Stock. After the Share Exchange, as presently outstanding certificates of UI Common Stock are presented for transfer, new certificates bearing Holdings name "UIL Holdings Corporation" will be issued.

         Holdings may elect to offer direct registration to owners of its Common Stock. Through the direct registration system, a Holdings shareowner may elect to have a statement-based account, rather than having to keep track of share certificates. This would eliminate the risk of loss, theft or destruction of share certificates and provide convenience to Holdings and its shareowners.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion summarizes certain federal income tax considerations relating to the Plan of Exchange. This summary is included for general information only. It does not discuss all aspects of federal taxation that may be relevant to a particular owner of UI Common Stock in light of the personal tax circumstances of the owner or to certain types of owners of UI Common Stock subject to special treatment under the federal income tax laws.

         Consummation of the Plan of Exchange is conditioned upon the receipt, on or before the Effective Time, of a confirmatory opinion of Wiggin & Dana, general counsel to UI, satisfactory to the Board of Directors of UI, to the effect that:

         o The Share Exchange will be treated as a transfer of all of the outstanding UI Common Stock by the owners thereof to Holdings solely in exchange for all of the outstanding Holdings Common Stock, in an exchange qualifying for nonrecognition under
                  Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         o No gain or loss will be recognized by the owners of UI Common Stock as a result of the Share Exchange.

         o The tax basis of the shares of Holdings Common Stock received in the Share Exchange by a UI shareowner will have the same tax basis as the shares of UI Common Stock that such UI shareowner owned immediately prior to the Share Exchange, and the holding period for such shares of Holdings Common Stock will include the period during which such UI shareowner held such shares of UI Common Stock, provided that such shares of UI Common Stock were held as capital assets at the Effective Time.

         o No income, gain or loss will be recognized by Holdings as a result of the Share Exchange.

         o Gain or loss will be recognized by UI shareowners who properly perfect their dissenters' rights under the CBCA, measured by the difference between the amount of cash received (other than any amount constituting interest, which should be ordinary income to such shareowners) and the basis of the shares of UI Common Stock exchanged therefor. Such gain or loss will be capital gain or loss provided that the shares of UI Common Stock were held as capital assets at the Effective Time, and will be long-term capital gain or loss if such shares were held for more than one year at such time.

         The foregoing discussion is for general information only and does not constitute tax advice. Although such statements and conclusions represent the legal judgment of Wiggin & Dana, such judgment is not binding in any manner upon the Internal Revenue Service. The discussion is based on existing federal income tax law, regulations, judicial interpretations, and other published guidance, all of which are subject to change and differing interpretation. The discussion is limited to a summary of material federal income tax consequences of the Plan of Exchange to UI shareowners and Holdings. It does not address the tax consequences of any other transaction, including any corporate restructuring transaction that may be undertaken in connection with the Plan of Exchange. The discussion also does not address non-income, state, local or foreign tax consequences associated with the Plan of Exchange. It does not address all aspects of federal income taxation that may be relevant in the particular circumstances of each shareowner or to certain types of shareowners (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, foreign estates and trusts, persons who are not citizens or residents of the United States, and persons who acquired UI Common Stock pursuant to an employee stock purchase plan, or otherwise as compensation).

         Each UI shareowner is urged to consult his, her or its own tax advisor as to the particular tax consequences of the Share Exchange for such shareowner, including the effect and applicability of federal, state, local and foreign income and other tax laws.

                      DESCRIPTION OF HOLDINGS CAPITAL STOCK

GENERAL

         Holdings has 39,000,000 shares of authorized capital stock, consisting of 30,000,000 shares of common stock, no par value per share, 1,000,000 shares of preferred stock, $100 par value per share, 4,000,000 shares of preferred stock, $25 par value per share, and 4,000,000 shares of preference stock, $25 par value per share. There are 100 shares of Holdings Common Stock presently outstanding, all of which are owned of record and beneficially by UI, and no shares of Holdings preferred stock or preference stock are outstanding.

         Upon consummation of the Plan of Exchange, Holdings will have issued and outstanding a number of shares of its Common Stock that is equal to the number of shares of UI Common Stock that were issued and outstanding immediately prior to the Effective Time, owned by those persons who owned UI Common Stock immediately prior to the Effective Time, except for the number of shares owned by those persons who properly exercise their dissenters' rights. The number and designation of the authorized shares of capital stock of Holdings and the absence of outstanding shares of Holdings preferred stock and preference stock will not change as a result of the Plan of Exchange.

         The following is a summary of certain rights and privileges of the owners of Holdings capital stock. This summary does not purport to be complete. Reference is made to Holdings certificate of incorporation and to the laws of the State of Connecticut, the following information being qualified in its entirety by such reference. Holdings Certificate of Incorporation and Bylaws, as they will be in effect at and after the Effective Time, are set forth in Exhibits D and E, respectively, attached to this Proxy Statement and Prospectus.

PREFERRED STOCK

         Holdings authorized preferred stock will be issuable in one or more series, from time to time, as the Board of Directors of Holdings may determine. Each series of Holdings preferred stock will be issued in such number of shares and will have such relative rights, preferences and limitations and such conversion and redemption terms as are prescribed by resolutions of the Board of Directors of Holdings, all to the extent and in the manner provided by applicable law.

PREFERENCE STOCK

         Holdings authorized preference stock will be issuable in one or more series, from time to time, as the Board of Directors of Holdings may determine. Each series of Holdings preference stock will be issued in such number of shares and will have such relative rights, preferences and limitations and such conversion and redemption terms as are provided by resolutions of the Board of Directors of Holdings, all to the extent and in the manner provided by applicable law.

COMMON STOCK

         DIVIDEND RIGHTS. Subject to the limitations, if any, specified with respect to the preferred stock and the preference stock, or any series thereof, issued by Holdings from time to time, dividends may be paid on shares of Holdings common Stock, out of the funds legally available therefor, when and as declared by Holdings Board of Directors.

         LIQUIDATION RIGHTS. Subject to the limitations, if any, specified with respect to the preferred stock and the preference stock, or any series thereof, issued by Holdings from time to time, in the event of any dissolution or other winding up of Holdings, whether voluntary or involuntary, the assets of Holdings available for payment and distribution to shareholders will be distributed ratably to the holders of Holdings Common Stock.

         VOTING RIGHTS. Except as otherwise provided in any statute of the State of Connecticut or as otherwise specified with respect to the preferred stock or any series thereof of Holdings, all voting power vests exclusively in the owners of Holdings Common Stock.

         MISCELLANEOUS. Holdings Common Stock has no cumulative voting rights, preemptive or conversion rights or redemption or sinking fund provisions, and the outstanding shares of Holdings Common Stock will be fully paid and non-assessable. Except for restrictions on transfer imposed upon Holdings Common Stock as the result of any applicable laws, including applicable federal and state securities laws, Holdings Common Stock is freely transferable and not subject to any restrictions on alienability.

LISTING OF HOLDINGS COMMON STOCK

         Holdings will apply to have its common stock listed on the New York Exchange. It is expected that such listing will become effective at the Effective Time, subject to the rules of the New York Stock Exchange. Holdings expects to use "____" as its stock exchange ticker symbol, which is the symbol currently used for UI. Information concerning the stock exchange ticker symbol and quotation listings in newspapers will be announced to shareowners as soon as it is available. Holdings reserves the right to terminate its listing on any exchange in the future, upon notice to shareowners and compliance with its listing agreements.

 DIVIDENDS

         Holdings does not now, nor does it intend to, conduct directly any business operations from which it will derive any revenues. Dividends on Holdings Common Stock will depend upon the earnings, financial condition and capital requirements of UI and, to a lesser extent, Holdings' other subsidiaries. In addition, payment of dividends on the UI Common Stock will continue to be subject to the rights of owners of any outstanding UI preferred stock and preference stock with respect to dividends.

         Holdings expects to declare and pay quarterly dividends on its Common Stock on the same schedule as that now followed by UI with respect to UI Common Stock dividends. The quarterly dividend most recently declared by the UI Board of Directors on UI Common Stock was 72 cents per share, payable on April 1, 1999 to owners of record at the close of business on March 11, 1999.

                      DIRECTORS AND MANAGEMENT OF HOLDINGS

         The Directors of UI will also become the Directors of Holdings at the effective time, and they will serve as the directors of Holdings until the first annual meeting of shareowners of Holdings following the Effective Time. Information concerning UI's nominees for election as directors is set forth at "NOMINEES FOR ELECTION AS DIRECTORS," above in this Proxy Statement and Prospectus.

         The following persons, each of who is currently an executive officer of UI, will hold, at least initially, in addition to the office held by him with UI, the following office of Holdings:


NAME                           TITLE
----                           -----
Nathaniel D. Woodson           Chairman of the Board of Directors and Chief
                               Executive Officer

Robert L. Fiscus               Vice Chairman of the Board of Directors and
                               Chief Financial Officer

Kurt Mohlman                   Treasurer and Secretary



         Information concerning UI's executive officers is set forth in UI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Such information is incorporated herein by reference.

                          OFFICER EMPLOYMENT CONTRACTS

               UI has entered into employment agreements with its officers, each of which includes provisions that will become applicable if there is a change in control of UI. None of these provisions will become applicable by reason of the implementation of the Plan of Exchange.

                          STOCK OPTION AND OTHER PLANS

         If the Plan of Exchange is consummated, the UI Dividend Reinvestment and Common Stock Purchase Plan and all employee stock option, stock ownership and stock purchase plans will be assumed by Holdings and Holdings Common Stock will be delivered instead of UI Common Stock pursuant to such plans. See "PROPOSAL 1 - APPROVAL OF STOCK OPTION PLAN."

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for UI Common Stock is American Stock Transfer & Trust Company. American Stock Transfer & Trust Company will also be the transfer agent and registrar for Holdings Common Stock.

                              FINANCIAL STATEMENTS

         UI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 contains UI's consolidated financial statements and certain other financial information. Copies of such consolidated financial statements and other financial information are also included in UI's Annual Report to Shareowners, which is mailed to owners of record of UI Common Stock. Additional copies of the Annual Report to Shareowners may be obtained without charge upon request as stated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.

         Separate financial statements of Holdings are not presented in this Proxy Statement and Prospectus because Holdings is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the Plan of Exchange are not set forth herein since, on a consolidated basis, no change will result from the Plan of Exchange.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE.





DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS:


     Shareowners who intend to present proposals for action at the 2000 Annual Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of the Company by November 30, 1999 in order to be included in the Company's proxy statement and form of proxy for that meeting.
-------------------------

                                          By Order of the Board of Directors

March 30, 1999                            KURT MOHLMAN, TREASURER AND SECRETARY

                                    EXHIBIT A

                         THE UNITED ILLUMINATING COMPANY
                             1999 STOCK OPTION PLAN

1. PURPOSE.

         The purpose of The United Illuminating Company 1999 Stock Option Plan ("the Plan") is to promote the profitability of The United Illuminating Company ("the Company") and its Subsidiaries by providing members of the Company's Board of Directors, officers and certain key employees ("Optionees") with incentives to contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available Directors and managerial employees. The Plan shall be effective on March 22, 1999 (the "Effective Date").

         On and after the Effective Date, the Administrator shall have the authority to grant Nonqualified Stock Options and Incentive Stock Options in accordance with the terms of the Plan.

         For purposes of the Plan, the term "Incentive Stock Option" shall have the meaning set forth in 422 of the Internal Revenue Code of 1986, as amended ("the Code"); a "Nonqualified Stock Option" shall be any option to purchase from the Company a share of its no par value Common Stock ("Common Stock") other than an Incentive Stock Option; and "Stock Options" shall refer collectively to Incentive Stock Options and Nonqualified Stock Options. The term "Subsidiary" or "Subsidiaries" of an entity shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by that entity.

2. ADMINISTRATION.

         The Plan shall be administered by a Committee of the Company's Board of Directors, as it may be constituted from time to time, which Committee shall consist of no less than three members and shall not include any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been, an employee of the Company or its Subsidiaries. Each member of the Committee (the "Administrator") shall be an "outside director" as such term is defined in Section 162(m) of the Code and a "non-employee director" under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Administrator is authorized to interpret the Plan in accordance with its terms and may, from time to time, prescribe, adopt, amend and rescind any rules and regulations it deems appropriate for the administration of the Plan and for the continued qualification under the Code of any Incentive Stock issued hereunder. Decisions of the Administrator on all matters relating to the Plan shall be conclusive and binding on the Company, its shareowners and Plan participants.

         The validity, construction and effect of the Plan, and any rules and regulations relating thereto, shall be determined in accordance with the laws of Connecticut and applicable federal law.

3. SHARES AVAILABLE FOR THE PLAN.

         Subject to the adjustments prescribed in Section 6, a maximum of 650,000 shares of Common Stock may be purchased pursuant to the Plan, and the maximum aggregate number of shares that may be covered by Stock Options granted in any one year to any Optionee who is an employee of the Company (an "employee-Optionee") shall not exceed 50,000. If any Stock Option granted under the Plan expires or terminates unexercised or, for any reason, becomes unexercisable, the unpurchased shares represented by such Stock Option shall thereafter be available for further grants under the Plan. If the exercise price of any Stock Option is paid by the Optionee's surrendering a share or shares of Common Stock, either actually or by attestation, only the number of shares of Common Stock issued net of the shares tendered shall be deemed purchased for purposes of calculating the maximum number of shares that may be purchased pursuant to the Plan.

4. PARTICIPATION.

         The Administrator shall, from time to time, select those members of the Board of Directors, officers and key full-time employees of the Company to whom Stock Options shall be granted, and shall determine (i) the number of

Stock Options to be granted to each such individual, (ii) whether such Stock Options shall be Nonqualified or Incentive Stock Options, or some combination thereof, (iii) the periods within which such Stock Options shall be exercisable, and (iv) whether any such Stock Option shall include a right to purchase an additional share of Common Stock (a "Reload Right") contingent upon Optionee's having exercised such Stock Option and having paid the exercise price in full by surrendering, either actually, or by attestation, a share or shares of Common Stock having a Fair Market Value on the date of the exercise equal to the exercise price of such Stock Option. A grant of Stock Options at any time shall neither guarantee nor preclude a grant to such Optionee at any later time.

         Participation in the Plan shall be limited to those members of the Board of Directors, officers and key full-time employees of the Company selected by the Administrator in its sole discretion. Members of the Board of Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options. Nothing in the Plan or in any Stock Option granted shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee's employment at any time.

5. TERMS AND CONDITIONS OF OPTIONS.

The Stock Options granted shall be subject to the following terms and conditions:

         (a) EXERCISE PRICE OF STOCK OPTIONS. Regardless of whether the Stock Option granted is a Nonqualified or Incentive Stock Option, the purchase price per share deliverable upon the exercise of each Stock Option shall not be less than 100% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted or, in the case of a Stock Option arising from the exercise of a Reload Right, on the date that the Reload Right is exercised. No Stock Option may be repriced by the Administrator. In the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the option exercise price per share shall not be less than 110% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted or, in the case of a Reload Right, on the date that the Reload Right is exercised. "Fair Market Value" on any date shall be the average of the high and low sales price of shares of Common Stock on the New York Stock Exchange composite tape, or such other recognized market source as may be designated by the Administrator from time to time, on such date. If there is no sale on such date, then such average price on the last previous day on which a sale is reported shall govern.

         (b) The exercise price of a Stock Option shall be payable in cash or by the Optionee's surrendering, either actually or by attestation, a share or shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercised price of such Stock Option, or in any combination thereof, as determined by the Administrator.

         (c) TERM AND EXERCISABILITY OF STOCK OPTIONS. The Administrator shall determine the period within which each Stock Option granted shall be exercisable and may provide that a number of Stock Options shall become exercisable in installments; provided, however, that

         (i) except as provided in subsection (h)(iv) of this Section 5, in no event shall any Stock Option be exercisable less than one year, or more than ten years, from the date it is granted;

         (ii) except as provided in subsection (h)(iv) of this Section 5, no more than one-third of the number of Stock Options granted to an Optionee on any date may first become exercisable in any twelve-month period;

         (iii) in the case of the grant of an Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, in no event shall such Stock Option be exercisable more than five years from the date of the grant;

         (iv) in the case of Incentive Stock Options, except as provided in subsection (h)(iv) of this Section 5, the number of Stock Options granted to an Optionee on any date that may first become exercisable in any calendar year shall be limited to $100,000 divided by the exercise price per Stock Option, as determined in accordance with Section 422(d) of the Code and regulations issued thereunder; and

         (v) a Stock Option arising from the exercise of a Reload Right shall become exercisable on the six-month anniversary of the date when the Reload Right was exercised and shall expire on the same date on which the Stock Option from which it arose would have expired if it had not been exercised.

         (d) CONTINUED EMPLOYMENT. Except as otherwise provided in subsection
(f) of this Section 5, an employee-Optionee may exercise a Stock only (i) if he or she is, and has continuously been since the date the Stock Option was granted, a full-time employee of the Company or one of its Subsidiaries.

         (e) SHAREOWNER RIGHTS. Prior to the exercise of a Stock Option and delivery of the Common Stock shares purchased thereby, the Optionee shall have no right to dividends nor be entitled to voting or any other rights on account of such Stock Option.

         (f) EXERCISABILITY OF OPTIONS UPON CERTAIN EVENTS. Upon the termination of an Optionee's service as a Director of the Company, or of an employee-Optionee's full-time employment, as a result of retirement, death or disability, all Stock Options of the Optionee that have not expired or been exercised, shall become immediately exercisable. Upon the termination of an employee-Optionee's full-time employment for any other reason, including but not limited to voluntary or involuntary termination, all of the Optionee's Stock that are not then exercisable shall automatically expire. An employee-Optionee shall be considered "retired" or "disabled" for purposes of the Plan if he or she is entitled to a service pension, disability pension, disability benefit or disability allowance under the Company's pension or disability plan.

         (i) UPON DEATH. If an Optionee's service as a Director, or an employee-Optionee's full-time employment, is terminated by death, such Optionee's legal representative or successor by bequest or the laws of descent and distribution (each a "Successor in Interest") may exercise, in whole or in part, Stock Options exercisable by such Optionee on the date of his or her death, from time to time within one year after such Optionee's date of death.

         (ii) UPON RETIREMENT, OR TERMINATION DUE TO DISABILITY. If an employee-Optionee's full-time employment is terminated due to retirement or disability, such Optionee, or his or her guardian or Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment, from time to time within three years after such date; and (B) Incentive Stock Options, exercisable by such Optionee on the date of his or her retirement, from time to time within three months after such date.

         (iii) UPON VOLUNTARY OR INVOLUNTARY TERMINATION OF SERVICE. Upon a voluntary or involuntary termination of an employee-Optionee's full-time employment due to any cause other than the death, retirement or disability, such Optionee, or his or her Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options, exercisable by such Optionee on the date of termination of his or her full-time employment, from time to time within five months after such date; and (B) Incentive Stock Options exercisable by such Optionee on such date, from time to time within three months after such date; provided, however, that if an employee-Optionee is terminated for cause (as determined by the Administrator), or if an employee-Optionee, at any time after his or her voluntary or involuntary termination of full-time employment, engages in any occupation or business that, in the opinion of the Administrator, is a competitor of the Company or any of its Subsidiaries, all of such Optionee's unexercised Stock Options may be canceled by the Administrator.

         (iv) Upon A CHANGE OF CONTROL. In the event of a change of control of the Company, all Stock Options that have been granted and have not expired or been exercised, shall become immediately exercisable. Change in Control of the Company shall mean any of the following events:

                  (A) any merger or consolidation of the Company with any corporate shareholder or group of corporate shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company or with any other corporation or group of corporations that is or after such merger or consolidation would be affiliated with a shareholder owning at least twenty-five percent (.25) of the Common Stock of the Company; or

                  (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any shareholder or group of shareholders holding twenty-five percent (.25) or more.of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders, of any assets of the Company having an aggregate fair market value of $50 million or more; or

                  (C) the issuance or sale by the Company of any securities of the Company to any shareholder or group of shareholders holding twenty-five percent (.25) or more of the Common Stock of the Company, or to any affiliate of such shareholder or group of shareholders, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more; or

                  (D) the implementation of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders; or

                  (E) any reclassification of securities (including a reverse stock split), or recapitalization of the Company or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of the Company, which is directly or indirectly owned by a shareholder or group of shareholders owning at least twenty-five percent (.25) of the Common Stock of the Company, or any affiliate of such shareholder or group of shareholders.

         The Administrator may, from time to time, by the affirmative vote of not less than a majority of the entire membership of the Administrator, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing subsections (A), (B), (C), (D) and/or (E) to a lesser percentage, but not less than twenty percent (.20).

Transfer from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another, shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an Optionee is placed on a military or sick leave or such other leave of absence, which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

         (g) TRANSFERABILITY. Except as otherwise permitted by the Administrator, Stock Options are not transferable otherwise than by the Optionee's will or by the laws of descent and distribution.

         (h) LISTING. REGISTRATION AND/OR APPROVALS. Each Stock Option granted shall be subject to the requirement that if at any time the Administrator determines it is necessary or desirable to list, register or qualify any shares of Common Stock subject to such Option upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of shares of Common Stock thereunder, no such Stock Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Administrator.

         (i) OPTION AGREEMENT Each person to whom a Stock Option is granted shall, as a condition to the receipt thereof, enter into an agreement with the Company, which shall contain such provisions, consistent with the provisions of the Plan, as may be prescribed by the Administrator.

6.       ADJUSTMENTS.

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Administrator shall make such adjustments as it deems appropriate in the number and kind of shares which may be purchased pursuant to the Plan, in the number and kind of shares covered by the Stock Options granted and in the exercise price of outstanding Stock Options. In the event of any merger, consolidation or other reorganization in which exercise price of outstanding Stock Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Stock Options granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation. In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Stock Options granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into stock options and reload options to purchase shares of the other corporation on identical terms, and the other corporation shall assume this Plan, and the Board of Directors of the other corporation, excluding any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been an employee of the other corporation, its subsidiaries, the Company or its Subsidiaries, shall be and become the Administrator of this Plan on the effective date of the share exchange.

7.       TERMINATION AND MODIFICATION OF THE PLAN.

         The Administrator, without approval of the shareholders of the Company, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no such modification or termination of the Plan may, without the consent of an Optionee, alter or impair any Stock Option previously granted under the Plan and that no modification shall become effective without prior approval of the Common Stock shareowners of the Company that would: (a) increase (except in the case of a readjustment of the Common Stock or a recapitalization) the maximum number of shares for which Stock Options may be granted under the Plan; (b) reduce the option price that may be established under the Plan; (c) extend the maximum option term under the Plan beyond ten years, or (d) change the Plan's eligibility requirements. Anything in the preceding sentence or elsewhere in any provision of the Plan to the contrary notwithstanding, if the Company enters into a transaction that is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Administrator that any Stock Option, or the Plan or any provision thereof could reasonably be expected to preclude such treatment, then the Administrator may modify (to the minimum extent required) or revoke (if necessary) such Stock Option or the Plan to the extent that the Administrator determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting. Unless previously terminated, the Plan shall terminate on March 21, 2009.

9.       EFFECTIVE DATE.

         The effective date of the Plan shall be March 22, 1999; provided, however, that if the Plan is not approved by the shareowners of the Company on or before January 21, 2000, the Plan and any and all Stock Options granted thereunder shall be and become null and void, and of no effect, on January 22, 2000.

                                    EXHIBIT B

                 AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

         AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE, dated as of March 23, 1999 (this "Agreement"), by and among The United Illuminating Company, a specially chartered Connecticut corporation ("UI"), UIL Holdings Corporation, a Connecticut corporation ("Holdings"), and United Mergings, Inc., a Connecticut corporation ("Mergings").

         WHEREAS, the authorized capital stock of UI consists of (a) 30,000,000 shares of common stock, without par value (the "UI Common Stock"), (b) 1,119,612 shares of preferred stock, $100.00 par value per share, (c) 2,400,000 shares of preferred stock, $25.00 par value per share, and (d) 5,000,000 shares of preferred stock designated as preference stock, $25.00 par value per share; and

         WHEREAS, the authorized capital stock of Holdings consists of 30,000,000 shares of common stock, without par value (the "Holdings Common Stock"), of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by UI, (b) 1,000,000 shares of preferred stock, $100.00 par value per share, (c) 4,000,000 shares of preferred stock, $25.00 par value per share, and (d) 4,000,000 shares of preferred stock designated as preference stock, $25.00 par value per share; and

         WHEREAS, the authorized capital stock of Mergings consists of 10,000 shares of common stock, without par value (the "Mergings Common Stock") of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by Holdings; and

         WHEREAS, the respective Boards of Directors of UI, Holdings and Mergings have deemed it advisable and in the best interests of UI, Holdings and Mergings and their respective shareholders that (i) Mergings be merged with and into UI, with UI being the surviving corporation, (ii) each outstanding share of Mergings Common Stock be converted into one share of UI Common Stock, (iii) each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) be converted into one share of Holdings Common Stock, and (iv) each share of Holdings Common Stock owned by UI be cancelled, all upon the terms and conditions herein provided (the "Plan of Merger and Share Exchange"); and

         WHEREAS, UI, as the sole shareowner of Holdings, and Holdings as the sole shareowner of Mergings, have each approved the Plan of Merger and Share Exchange, and the Board of Directors of UI has recommended that the shareowners of UI who are entitled to vote thereon approve the Plan of Merger and Exchange at the Annual Meeting of the Shareowners of UI to be held on May 19, 1999,

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, UI, Holdings and Mergings hereby agree to merge and exchange shares in accordance with the following plan:

                                    ARTICLE I

                            MERGER AND SHARE EXCHANGE

         On the Effective Date (as defined in Article III hereof) (i) Mergings shall be merged (the "Merger") with and into UI, with UI being the surviving corporation (UI, as constituted after the Effective Time, is sometimes referred to herein as the "Surviving Corporation"), (ii) each outstanding share of Mergings Common Stock shall be automatically converted into and exchanged for one share of UI Common Stock, (iii) each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) shall be automatically converted into and exchanged for one share of Holdings Common Stock, and (iv) each share of Holdings Common Stock owned by UI shall be automatically cancelled. The exchange of shares of UI Common Stock for shares of Holdings Common Stock, the related exchange of shares of Mergings Common Stock for shares of UI Common Stock and the related cancellation of shares of Holdings Common Stock owned by UI, are hereinafter referred to as the "Share Exchange".

         None of the other securities of UI, including its issued and outstanding preferred stock and preference stock, if any, shall be converted, exchanged or otherwise affected by the Merger or the Share Exchange.

                                   ARTICLE II

                       EFFECT OF MERGER AND SHARE EXCHANGE

         The Merger and the Share Exchange shall be effected in accordance with, and be subject to, the provisions of the applicable statutes of the State of Connecticut. The effect of the Merger and the Share Exchange shall be that provided herein and in Section 33-820 of the Connecticut Business Corporation Act ("CBCA").

                                   ARTICLE III

                                 EFFECTIVE DATE


         Subject to the satisfaction or waiver of the conditions and obligations of the parties hereto, the Merger and the Share Exchange shall be effective at the close of business on the date of the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut (the "Effective Date").

                                   ARTICLE IV

                TERMS AND CONDITIONS OF MERGER AND SHARE EXCHANGE

         A. On the Effective Date, the Certificate of Incorporation of UI as in existence on the Effective Date shall, without any further action on the part of the shareowners of UI or Mergings, be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of UI shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

         B. On the Effective Date, (i) each certificate that prior thereto represented an outstanding share or outstanding shares of UI Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock, (ii) each certificate that prior thereto represented outstanding shares of Mergings Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of the Surviving Corporation's Common Stock, and (iii) each certificate held by UI that prior thereto represented outstanding shares of Holdings Common Stock shall be cancelled.

         C. On and after the Effective Date, the members of the Board of Directors of UI shall be the members of the Board of Directors of the Surviving Corporation, the officers of UI shall be the officers of the Surviving Corporation, and said directors shall hold office until the next annual meeting of the shareowners of the Surviving Corporation or as otherwise provided by law or the Bylaws of the Surviving Corporation.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         The consummation of the Merger and the Share Exchange is subject to the following conditions precedent:

         A. the approval of the Plan of Merger and Share Exchange by the shareowners of UI;

         B. the approval for listing, upon official notice of issuance, by the New York Stock Exchange, of the Holdings Common Stock to be issued in accordance with the Plan of Merger and Share Exchange;

         C. the receipt of such orders, authorizations, approvals or waivers from regulatory bodies, boards or agencies as are required in connection with the Merger and the Share Exchange;

         D. the receipt by UI of a tax opinion acceptable to UI's Board of Directors as to the federal income tax consequences of the Merger and the Share Exchange;

         E. the satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained; and

         F. the execution and filing of the appropriate Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut.

                                   ARTICLE VI

               AMENDMENTS, MODIFICATIONS, WAIVERS AND TERMINATION

         This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, by the mutual consent of the Boards of Directors of UI, Holdings and Mergings; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected, if such amendment, modification, supplement or waiver, in the judgment of the Board of Directors of UI, would materially and adversely affect the shareowners of UI.

         This Agreement may be terminated and the Plan of Merger and Share Exchange and related transactions abandoned at any time prior to the time the Certificate of Merger and Share Exchange is filed with the Secretary of the State of the State of Connecticut, if the Board of Directors of UI determines, in its sole discretion, that consummation of the Merger and the Share Exchange would be inadvisable or not in the best interests of UI or its shareowners.


                                   ARTICLE VII

                               SHAREOWNER APPROVAL

         This Agreement shall be submitted to the shareowners of UI entitled to vote with respect to the Plan of Merger and Share Exchange for their approval as provided by the CBCA. UI, as the sole shareowner of Holdings, and Holdings, as the sole shareowner of Mergings, have each authorized and approved the Plan of Merger and Share Exchange.

                                  ARTICLE VIII

                               FURTHER ASSURANCES


         In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, all at the sole cost and expense of the requesting party.

         IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by their respective Boards of Directors, has caused this Agreement and Plan of Merger and Share Exchange to be executed by its duly authorized officer, as of the date first above written.

                            THE UNITED ILLUMINATING COMPANY


                            By: ____________________________________
                                 Name:  Robert L. Fiscus
                                 Title: Vice Chairman of the Board of Directors
                                            and Chief Financial Officer

                            UIL HOLDINGS CORPORATION


                            By: ___________________________________
                                 Name:  Robert L. Fiscus
                                 Title: Vice Chairman of the Board of Directors
                                           and Chief Financial Officer

                            UNITED MERGINGS, INC.


                            By: ___________________________________
                                 Name:  Robert L. Fiscus
                                 Title:  Vice Chairman of the Board of Directors
                                           and Chief Financial Officer

                                    EXHIBIT C

                                     COPY OF
                         SECTIONS 33-855 THROUGH 33-872
                                     OF THE
                      CONNECTICUT BUSINESS CORPORATION ACT


         PART XIII.  DISSENTERS' RIGHTS


         (A)  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
Section 33-855.  DEFINITIONS

         As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 33-856.  RIGHT TO DISSENT

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

Section 33-857.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to the shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Sections 33-858, 33-859.  RESERVED FOR FUTURE USE

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Section 33-860.  NOTICE OF DISSENTERS' RIGHTS

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

Section 33-861.  NOTICE OF INTENT TO DEMAND PAYMENT

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

Section 33-862.  DISSENTERS' NOTICE

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholder's meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

         (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

Section 33-863.  DUTY TO DEMAND PAYMENT

         (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

Section 33-864.  SHARE RESTRICTIONS

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 33-865.  Payment

         (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

Section 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

Section 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' rights to demand payment under section 33-868.

Section 33-868.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

Section 33-869, 33-870.  RESERVED FOR FUTURE USE

                        (C) JUDICIAL APPRAISAL OF SHARES

Section 33-871.  COURT ACTION

         (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

Section 33-872.  COURT COSTS AND COUNSEL FEES

         (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    EXHIBIT D


                          CERTIFICATE OF INCORPORATION
                                       OF
                            UIL HOLDINGS CORPORATION


         SECTION 1. The name of the corporation is UIL HOLDINGS CORPORATION (the "Corporation").

         SECTION 2. The purpose of the Corporation is to engage in the businesses and activities that a corporation is authorized to engage in by virtue of the Connecticut Business Corporation Act in effect on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         SECTION 3. The street address of the Corporation's initial registered office is 157 Church Street, New Haven, Connecticut; and the name of the corporation's initial registered agent at that office is Kurt Mohlman.

         SECTION 4. The name of the Corporation's incorporator is Robert L. Fiscus, whose address is 86 Cricket Lane, Shelton, Connecticut.

         SECTION 5. The classes of shares, and the number of shares of each class, that the Corporation is authorized to issue are as follows:

         (a) COMMON STOCK. Thirty million (30,000,000) shares of a class of shares designated "Common Stock," without par value. The Common Stock shares of the Corporation shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon its dissolution. Each share of the Common Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of the Common Stock of the Corporation.

         (b) PREFERRED STOCK - $100 PAR VALUE. One million (1,000,000) shares of a class of shares designated "Preferred Stock - $100 Par Value," having a par value of $100 per share. Before the issuance of any shares of the Preferred Stock - $100 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preferred Stock - $100 Par Value of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preferred Stock - $100 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preferred Stock - $100 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $100 Par Value of the Corporation.

         (b) PREFERRED STOCK - $25 PAR VALUE. Four million (4,000,000) shares of a class of shares designated "Preferred Stock - $25 Par Value," having a par value of $25 per share. Before the issuance of any shares of the Preferred Stock
- $25 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preferred Stock - $25 Par Value of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preferred Stock - $25 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preferred Stock - $25 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the

Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $25 Par Value of the Corporation.

         (b) PREFERENCE STOCK. Four million (4,000,000) shares of a class of shares designated "Preference Stock," having a par value of $25 per share. Before the issuance of any shares of the Preference Stock of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preference Stock of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preference Stock, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preference Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preference Stock of the Corporation.

         SECTION 6. All corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than fifteen individuals, with the number fixed in, and increased or decreased from time-to-time by amendment of, the Bylaws of the Corporation, each of which individuals shall be a shareowner of the Corporation.

         SECTION 7. No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         SECTION 8. The Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         Dated at New Haven, Connecticut, this 17th day of March, 1999.


                                     -------------------------------------------
                                     Robert L. Fiscus
                                     Incorporator

                                    EXHIBIT E


                                     BYLAWS

                                       OF

                            UIL HOLDINGS CORPORATION
                           (A CONNECTICUT CORPORATION)


                              --------------------

                                   ARTICLE I.

                                    OFFICES.


SECTION 1. PRINCIPAL OFFICE. The location of the principal office of the Corporation shall be in the Town of New Haven County of New Haven in the State of Connecticut.

SECTION 2. OTHER OFFICES. The Corporation may also have other offices at such other places within or without the State of Connecticut as the Board of Directors or the President may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF SHAREOWNERS.

SECTION 1. ANNUAL MEETING. The annual meeting of the shareowners shall be held at the principal office of the Corporation in the State of Connecticut, or at such other place as the Board of Directors or the President may determine, on the first Wednesday of April in each year, unless another date shall be designated by the Board of Directors, in which case such meeting shall be held on the date so designated, for the purpose of electing a Board of Directors and for the transaction of any other business that may legally come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareowners may be called at any time by the President, or in his absence or disability by a Vice President, and shall be called on the request in writing or by a vote of a majority of the Board of Directors or upon the written request of the holders of not less than 35 percent of the voting power of all shares entitled to vote at the meeting. Special meetings of the shareowners may be held at such place within the State of Connecticut as is specified in the notice or call of such meeting.

SECTION 3. NOTICE OF MEETINGS. A written or printed notice of each meeting of shareowners, stating the place, day and hour of the meeting and the general purpose or purposes for which it is called, shall be mailed, postage prepaid, by or at the direction of the Secretary, to each shareowner of record entitled to vote at such meeting, addressed to the shareowner at the shareowner's last known post office address as last shown on the stock records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

SECTION 4. QUORUM. At any meeting of the shareowners, the owners of a majority of the voting power of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for such meeting, except as otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, the owners of a majority of the voting power of the shares entitled to vote, present in person or by proxy, may adjourn the meeting to a new date, time or place, from time to time, not exceeding thirty days at any one time, without further notice, until a quorum shall attend, and thereupon any business may be transacted that might have been transacted at the meeting as originally called.

Except where otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws, when a quorum is present at any duly held meeting, directors shall be elected by a plurality of the votes cast by the owners of the voting power of shares entitled to vote in the election of directors, and any other action to be voted on shall be approved if the votes favoring the action cast by the owners of the voting power of the shares entitled to vote on the matter exceed the votes opposing the action cast by such shareowners.

SECTION 5. VOTING. Each owner of a share that may be voted on a particular subject matter at any meeting of shareowners shall be entitled to one vote, in person or by proxy, for each such share standing in his name on the books of the Corporation on the record date for such meeting. All voting at meetings of shareowners shall be by voice vote, except that the vote for the election of directors shall be by ballot and except where a vote by ballot is required by law or is determined to be appropriate by the officer presiding at such meeting.

SECTION 6. INSPECTORS OF PROXIES AND TELLERS. The Board of Directors or, in the absence of action by the Board of Directors, the President or, in the absence or disability of the President, the chairman of the meeting may appoint two persons (who may be officers or employees of the Corporation) to serve as Inspectors of Proxies and the same persons or two other persons (who may be officers or employees of the Corporation) to serve as Tellers at any meeting of shareowners. The determination by such persons of the validity of proxies and the count of shares voted shall be final and binding on all shareowners.


                                  ARTICLE III.
                                   DIRECTORS.


SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by law or statute or by the Certificate of Incorporation of the Corporation or by these Bylaws expressly conferred upon or reserved to the shareowners.

SECTION 2. NUMBER AND TERM OF OFFICE. The number of directorships shall be thirteen. Directors shall be elected to hold office until the next annual meeting of the shareowners and until their successors shall have been elected and qualified.

SECTION 3. VACANCIES. Subject to the provisions of the second paragraph of this Section, in case of any vacancy among the directors through death, resignation, disqualification, failure of the shareowners to elect as many directors as the number of directorships fixed by Section 2 of this Article III, or any other cause except the removal of a director, the directors in office, although less than a quorum, by the affirmative vote of the majority of such other directors, or the sole director in office if there be only one, may fill such vacancy; provided that the shareowners entitled to vote may also fill any such vacancy.

If any such vacancy occurs in respect of a director elected by a particular class of shares voting as a class, and if such class is still entitled to fill such directorship, the remaining directors elected by such class, by the affirmative vote of a majority of such remaining directors, or the sole remaining director so elected if there be only one, may fill such vacancy; provided the shareowners of such class may also fill any such vacancy.

The resignation of a director shall be effective at the time specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL OF DIRECTORS. Any director may be removed from office either with or without cause at any time, and another person may be elected in his or her stead to serve for the remainder of his or her term at any special meeting of the shareowners called for the purpose, by vote of a majority of all the shares outstanding and entitled to vote.

SECTION 5. PLACE OF MEETING. The directors may hold their meetings and have one or more offices and keep the books of the Corporation (except as otherwise at any time may be provided by law or statute) at such place or places within or without the State of Connecticut as the Board of Directors may from time to time determine.

SECTION 6. ORGANIZATION MEETINGS OF THE BOARD. The newly elected Board of Directors may meet for the purpose of organization, for the election of officers, and for the transaction of other business, immediately following the adjournment of the annual meeting of the shareowners or at such other time and place as shall be fixed by the shareowners at the annual meeting, and if a quorum be then present no prior notice of such meeting shall be required to be given to the directors. The time and place of such organization meeting may also be fixed by written consent of the newly elected directors, or such organization meeting may be called by the President upon reasonable notice.

SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Connecticut as the Board of Directors shall from time to time designate.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors (if one there be) or by the President or, in the absence or disability of the President, by a Vice President, or by a majority of the directors, and shall be called upon the written request of two directors. Special meetings of the Board shall be held at such place, either within or without the State of Connecticut, as shall be specified in the call of the meeting.

SECTION 9. NOTICE OF MEETINGS. The Secretary of the Corporation shall give reasonable notice to each director of each regular or special meeting, either by mail, telegraph, telefax, electronic mail, telephone or personally, which notice shall state the time and place of the meeting.

SECTION 10. QUORUM. A majority of the number of directorships shall constitute a quorum for the transaction of business, except where otherwise provided by statute or by these Bylaws, but a majority of those present at any regular or special meeting, if there be less than a quorum, may adjourn the same from time to time without notice until a quorum be had. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise may be provided by statute or by these Bylaws.

SECTION 11. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors and of members of committees of the directors, including reasonable allowances for expenses incurred in connection with their duties.

SECTION 12. ACTION WITHOUT MEETING. If all of the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file each such consent with the minutes of the meetings of the Board of Directors.


                                   ARTICLE IV.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES.


SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may appoint an Executive Committee, consisting of four or more directors, one of whom shall be the Chairman of the Board of Directors (if one there be) to serve during the pleasure of the Board, and may fill vacancies in such committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors, except as otherwise may be provided by statute or by these Bylaws.

SECTION 2. MINUTES. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

SECTION 3. OTHER COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, shall appoint an Audit Committee and may appoint any other committee or committees consisting of two or more directors to serve during the pleasure of the Board, which committees shall have and may exercise such authority of the Board of Directors as shall be provided in such resolution.

                                   ARTICLE V.

                         OFFICERS, AGENTS AND ATTORNEYS.

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a Chairman of the Board of Directors, if the Board of Directors so determine, and a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may also appoint such additional officers, including, but not limited to, one or more Assistant Secretaries and Assistant Treasurers, as in their judgment may be necessary, who shall have authority to perform such duties as may from time to time be designated by the Board of Directors or by the President. Any two of said offices may be held by the same person, except that the same person shall not be President and a Vice President.

SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors (if one there be) when present shall preside at all meetings of the Board of Directors and of the shareowners. He or she shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

If so designated by the Board of Directors, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, as such, he or she, and not the President, shall have and possess all of the powers and discharge all of the duties assigned to the President in these Bylaws, except that (1) in the absence, disability or death of the Chairman of the Board of Directors, the President shall have and possess all of such powers and discharge all of such duties, (2) the Board of Directors may delegate one or more of such powers and duties to the President, (3) the Chairman of the Board of Directors shall not have the power or duty of signing certificates for the shares of the Corporation and (4) both the Chairman of the Board of Directors and the President shall be included among those officers who may act with respect to shares of other corporations held by the Corporation and who may sign or countersign checks, drafts and notes of the Corporation under the provisions of Sections 5 and 6, respectively, of Article VII of these Bylaws.

SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board of Directors as the chief executive officer of the Corporation; he or she may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and he or she shall sign and execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all the duties incident to the office of the President; provided, however, that any or all of the powers and duties of the President above set forth may be delegated by the Board of Directors by vote or by a contract of the Corporation approved by the Board of Directors, to some other officer, agent or employee of the Corporation. In the absence of the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and of the shareowners.

SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence, disability or death of the President, a Vice President shall have and possess all the powers and discharge all the duties of the President, and the Board of Directors may designate the particular Vice President, if more than one, thus to possess the powers and discharge the duties of the President. Any Vice President may also sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or by the President.

SECTION 5. POWERS AND DUTIES OF THE SECRETARY. It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directors and of the shareowners of the Corporation and keep the minutes thereof in a proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given or served; he may sign, with the President or a Vice President, certificates for the shares of the Corporation; he shall have the custody of the seal of the Corporation and, on behalf of the Corporation, he may attest and affix the corporate seal to such instruments as may require the same; and he shall in general perform all of the duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his or her hands and shall deposit all such funds to the credit of the

Corporation in such banks, trust companies or other depositaries as shall be designated by the Board of Directors or pursuant to its authorization; he or she shall enter, or cause to be entered, regularly, in books to be kept by him or her for that purpose, full and adequate account of all moneys received and paid by him or her on account of the Corporation, and shall render a detailed statement of his or her accounts and records to the Board of Directors as often as it shall require the same; he or she may endorse for deposit or collection all negotiable instruments requiring endorsement for or on behalf of the Corporation; he or she may sign all receipts and vouchers for payments made to the Corporation; he or she may sign, with the President or a Vice President, certificates for the shares of the Corporation; and he or she shall in general perform all the duties incident to the office of Treasurer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President.

SECTION 7. POWERS AND DUTIES OF ASSISTANT SECRETARY AND ASSISTANT TREASURER. In the absence, disability or death of the Secretary or whenever the convenience of the Corporation shall make it advisable, an Assistant Secretary shall have and possess all the powers and discharge all the duties of the Secretary; and in the absence, disability or death of the Treasurer or whenever the convenience of the Corporation shall make it advisable, an Assistant Treasurer shall have and possess all the powers and discharge all the duties of the Treasurer.

SECTION 8. AGENTS AND ATTORNEYS. The Board of Directors may appoint such agents, attorneys and representatives of the Corporation with such powers and to perform such acts and duties on behalf of the Corporation as the Board of Directors may determine, so far as the same shall not be inconsistent with the law or statutes of the State of Connecticut, the Certificate of Incorporation of the Corporation, or these Bylaws.

SECTION 9. SALARIES. The salaries of the officers, including the Chairman of the Board of Directors (if one there be) and the President, may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

SECTION 10. CERTAIN OFFICERS TO GIVE BONDS. Every officer, agent or employee of the Corporation who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his or her custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors or the Executive Committee to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors or the Executive Committee, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in the event of his or her death, resignation or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his or her custody belonging to the Corporation.

SECTION 11. REMOVAL OF OFFICERS. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all of the directors, but nothing in this Section shall operate to invalidate, impair or otherwise affect any employment contract entered into by the Corporation which contract has been authorized or ratified by the affirmative vote of a majority of all the directors. The election or appointment of an officer for a given term shall not of itself create contract rights.

SECTION 12. VACANCIES. All vacancies among the officers from whatsoever cause may be filled by the Board of Directors.






                                   ARTICLE VI.

                       SHARES AND CERTIFICATES FOR SHARES.

SECTION 1. CERTIFICATES OF SHARES. Every shareowner of the Corporation shall be entitled to a certificate or certificates, signed by, or, if the certificates are signed by a transfer agent acting on behalf of the Corporation, bearing the facsimile signatures of, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and under the seal of the Corporation or with a facsimile of such seal affixed, certifying the number and class of shares of the Corporation owned by such shareowner. The names and addresses of all persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in books kept for that purpose by the proper officers or agents of the Corporation.

The Corporation shall be entitled to treat the owner of record of any share or shares as the owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as expressly provided by the statutes of the State of Connecticut or the United States of America.

SECTION 2. LOST CERTIFICATES. If a share certificate be lost, destroyed or mutilated, another may be issued in its stead upon satisfactory proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity satisfactory to the Corporation, unless this requirement be dispensed with by the President, a Vice President, the Treasurer, or the Board of Directors, and upon compliance with such other conditions as the Board of Directors may require.

SECTION 3. TRANSFERS. Shares shall be transferable on the records of the Corporation by the owner of record thereof, or by such owner's attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates for a like number of shares of the same class and of the same series where there are more than one series in a class, with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the Corporation may require.

SECTION 4. REGULATIONS. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of shares.

SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and registrars, or a transfer agent only, and may require all share certificates to bear the signature of such a transfer agent, and, if a registrar shall also have been appointed, the signature of such a registrar.

SECTION 6. RECORD DATE. The Board of Directors, by resolution, may fix a date as the record date for the purpose of determining the shareowners entitled to notice of and to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of shareowners, not less than ten full days, immediately preceding the date on which the particular event requiring such determination of shareowners is to occur. If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of shareowners entitled to notice of and to vote at such meeting and the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted shall be the record date for the determination of shareowners entitled to receive payment of such dividend or other distribution. Shareowners actually of record at a record date shall be the only shareowners entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by statute.






                                  ARTICLE VII.

                                 Miscellaneous.


SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the circumference and the figures "1999" in the center.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end December 31st in each year, or otherwise, as the Board of Directors may determine.

SECTION 3. INSPECTION OF BOOKS. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically required to be open to inspection), or any of them, shall be open to the inspection of the shareowners, and the shareowners' rights in this respect are and shall be restricted and limited accordingly.

SECTION 4. WAIVER OF NOTICE. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law or statute, the Certificate of Incorporation, these Bylaws or a resolution of shareowners or directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such person of notice of such meeting.

SECTION 5. VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of shareholders of any corporation in which the Corporation may hold shares, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of such shares and which as the owner thereof the Corporation might have possessed and exercised if present; or the President may in his or her discretion give a proxy or proxies in the name of the Corporation to any other person or persons, who may vote said shares and exercise any and all other rights in regard to it as here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power.

SECTION 6. AUDITS. The Board of Directors of the Corporation shall cause an audit of the books and affairs of the Corporation to be made annually during the period between the close of each fiscal year and the next annual meeting, such audit to be made by such firm or individuals, not associated or connected with the Corporation, as the directors may determine.


                                  ARTICLE VIII.

                                   AMENDMENTS.

These Bylaws may be altered, amended, added to or repealed (a) by the affirmative vote of the owners of a majority of the voting power of shares entitled to vote thereon or (b) by the affirmative vote of directors holding a majority of the directorships. Any notice of a meeting of the shareowners or of the Board of Directors at which these Bylaws are to be altered, amended, added to or repealed shall include notice of such proposed action.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 33-772 of the Connecticut Business Corporation Act (the "CBCA") provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the CBCA permits Connecticut corporations to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith; (B) He reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation: and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the CBCA provides that a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the CBCA, as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

         Section 7 of the registrant's certificate of incorporation provides in pertinent part that no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in
Section 33-840 of the CBCA to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under Section 33-757 of the CBCA.

         Section 8 of the registrant's certificate of incorporation provides in pertinent part that the Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the CBCA to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the CBCA.

         Section 33-777 of the CBCA provides that a Connecticut corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify against the same liability.

          The registrant's excess liability insurance policy indemnifies its directors, officers and employees for any and all sums that they shall be legally obligated to pay and shall pay or by final judgment be adjudged to pay as damages, judgments, settlements and costs, charges and expenses arising from any claim or claims that may be made, and for which the registrant has not provided reimbursement, by reason of such director or officer or employee's being or having been a director, officer or employee of the registrant or of another corporation for which he or she is serving or has served at the request of the registrant as a director, officer or employee.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      EXHIBITS.

         The exhibits designated by an asterisk are filed herewith. Exhibits not so designated have been provided to the Commission, and are incorporated herein by reference.

Exhibit No.       Description
-----------       -----------
2.1               Agreement and Plan of Merger and Share Exchange, dated March
                  ____, 1999, among the registrant, The United Illuminating
                  Company and United Mergings, Inc. (incorporated by reference to Exhibit B to the Proxy Statement and Prospectus included herein).

3.1 Certificate of Incorporation of the registrant (incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included herein).

3.2 Bylaws of the registrant (incorporated by reference to Exhibit E to the Proxy Statement and Prospectus included herein).

5*                Opinion of Wiggin & Dana re legality.

8*                Opinion re tax matters (included in Exhibit No. 5*).

23.1 The consent of Wiggin & Dana is contained in the Opinion of Wiggin & Dana filed as Exhibit 5 and 8.

23.2*             Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney is set forth on the signature page to this registration statement.

99                Form of Proxy.

(b)      FINANCIAL STATEMENTS.

         The United Illuminating Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 contains The United Illuminating Company's consolidated financial statements and certain other financial information. Copies of such consolidated financial statements and other financial information are also included in The United Illuminating Company's Annual Report to Shareowners, which is mailed to owners of record of UI Common Stock. Additional copies of the Annual Report to Shareowners may be obtained without charge upon request as stated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.

                  Separate financial statements of Holdings are not presented in this Proxy Statement and Prospectus because Holdings is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the Plan of Exchange are not set forth herein since, on a consolidated basis, no change will result from the Plan of Exchange.


ITEM 22.  UNDERTAKINGS


         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut on March 24, 1999.

                                        UIL HOLDINGS CORPORATION


                                        By    /s/    Robert L. Fiscus
                                             ---------------------------
                                                   ROBERT L. FISCUS
                                       (VICE CHAIRMAN OF THE BOARD OF DIRECTORS
                                              AND CHIEF FINANCIAL OFFICER)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                              TITLE                                     DATE
              ---------                              -----                                     ----
     /s/   Nathaniel D. Woodson             Director, Chairman of the                     March 24, 1999
---------------------------------------     Board of Directors, President and
          NATHANIEL D. WOODSON              Chief Executive Officer
      (PRINCIPAL EXECUTIVE OFFICER)



    /s/   Robert L. Fiscus                  Director, Vice Chairman of the Board          March 24, 1999
---------------------------------------     of Directors and Chief Financial Officer
            ROBERT L. FISCUS
      (PRINCIPAL FINANCIAL OFFICER)



     /s/   Kurt Mohlman                     Director, Treasurer and Secretary             March  24, 1999
---------------------------------------
             KURT MOHLMAN


